SUBLEASE
THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of July 11, 2022, and is made by and between EHEALTHINSURANCE SERVICES, INC., a Delaware corporation (“Sublessor”), and SIFIVE, INC., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:
1.Recitals: This Sublease is made with reference to the fact that Augustine Bowers LLC, a Delaware limited liability company, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain Lease, dated as of April 25, 2018 (“Original Lease”), as amended by that certain First Amendment to Lease, dated August 15, 2019 (“First Amendment”, as amended, supplemented, or otherwise modified, the “Master Lease”), with respect to premises consisting of approximately 45,657 rentable square feet of space, located at 2625 Augustine Drive, Santa Clara, California (the “Premises”). A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease.
2.Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from
Sublessor, in phases as further described below, all of the Premises (also referred to herein as the “Subleased Premises”). The “Initial Subleased Premises” shall consist of approximately 36,586 rentable square feet comprising the entirety of the second (2nd) floor of the Building and a portion of the first (1st) floor of the Building, commonly referred to as Suite 101. The “Must Take Subleased Premises” shall consist of approximately 9,071 rentable square feet of space located on the first (1st) floor of the Building and commonly referred to as Suite 150. The Initial Subleased Premises and the Must Take Subleased Premises are more particularly described on Exhibit B hereto. Notwithstanding anything to the contrary herein, (i) prior to the Must Take Date (defined below), references herein to the Subleased Premises shall mean the
Initial Subleased Premises only, and (ii) from and after the Must Take Date, references herein to the
Subleased Premises shall mean both the Initial Subleased Premises and the Must Take Subleased Premises. The “Must Take Date” shall be the first (1st) day of the nineteenth (19th) full month of the Term (defined below).
3.Term: The term (the “Term”) of this Sublease shall be for the period commencing on the later of (i) July 1, 2022, and (ii) fifteen (15) days following the date by which Master Lessor provides its consent to this Sublease and Sublessor has delivered possession of the Initial Subleased Premises to Sublessee (the “Commencement Date”) and ending on March 31, 2029 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease sooner expires pursuant to its terms. For the avoidance of doubt, the Initial Subleased Premises shall be deemed delivered when Sublessor vacates the Initial Subleased Premises and provides Sublessee keys or other means of access thereto and grants Sublessee exclusive possession of the Subleased Premises (the “Delivery Date”).
4.Rent:
A.Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the following amounts (“Base Rent”):

Months	Monthly Base Rent per Square Foot	Sq. Ft.	Monthly Base Rent
1 – 12	$3.70	36,586	$135,368.20
13 – 18	$3.81	36,586	$139,429.25
19 – 24	$3.81	45,657	$173,998.83
25 – 36	$3.93	45,657	$179,218.79
37 – 48	$4.04	45,657	$184,595.36
49 – 60	$4.16	45,657	$190,133.22
61 – 72	$4.29	45,657	$195,837.21
73 – Expiration Date	$4.42	45,657	$201,712.33
For the avoidance of doubt, prior to the Must Take Date, Base Rent shall be payable on 36,586 rentable square feet and from and after the Must Take Date, Base Rent shall be payable on 45,657 rentable square feet. Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. If an increase in Base Rent becomes effective on a date other than the first day of a calendar month, the Base Rent for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which the rate is in effect. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor via wire pursuant to the instructions attached hereto as Exhibit D, or such other address or via such other method as may be designated in writing by Sublessor. Notwithstanding anything to the contrary herein, subject to Paragraph 22 below, Base Rent shall abate during the following months: January 2023, February 2023, and March 2023.
B.Additional Rent. All monies other than Base Rent required to be paid by Sublessor under the Master Lease which Sublessee is responsible to pay as set forth in this Sublease, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Operating Expenses” (as defined in Exhibit B of the Master Lease), shall be paid by Sublessee hereunder; provided, that, prior to the Must Take Date, Sublessee shall only be responsible for 80.13% of such amounts. With the exception of Base Rent and Operating Expenses, which shall be paid by Sublessee pursuant to Paragraph 4(A) above and 4(D) below, respectively, all amounts shall be paid by Sublessee to Sublessor within thirty (30) days of invoice. Sublessee shall also pay to Sublessor any gross receipts or rent tax payable with respect to this Sublease and any costs directly incurred by Sublessor under the Master Lease as a result of any request of Sublessee with respect to its use of the Subleased Premises. All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. In addition, notwithstanding anything to the contrary herein, in the event any cost or expense is incurred under the Master Lease for Sublessee’s sole benefit (including the disproportionate use of utilities) or as a result of Sublessee’s request for certain services (such as after hours HVAC charges) hereunder or as a result of any excessive use of utilities or services, Sublessee shall pay the entire cost thereof.
C.Payment of First Month’s Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of One Hundred Thirty-Five Thousand Three Hundred Sixty-Eight and 20/100 Dollars ($135,368.20), which shall constitute Base Rent for the first month of the Term. Operating Expenses. Sublessee shall be responsible for Sublessee’s share of Operating Expenses allocable to the Term and charged to Sublessor. Until the Must Take Date, Sublessee share shall be 80.13% and thereafter shall be 100%. If Master Lessor provides Sublessor with an estimate of Operating Expenses for the Term, Sublessor shall promptly provide Sublessee with a copy of such estimate and thereafter Sublessee shall pay to Sublessor its share of such estimated Operating Expenses. Sublessor shall promptly deliver to Sublessee any Reconciliation Statement (as defined in the Master Lease) received by Sublessor from Master Lessor. Within thirty (30) days thereafter, Sublessor and Sublessee shall reconcile the estimated Operating Expenses paid by Sublessee from the actual Operating Expenses set forth in the Reconciliation Statement in the same manner as set forth in Sections (c) and (d) of Exhibit B of the Original Lease. Sublessor hereby assigns to Sublessee its audit right set forth in Section (e) of Exhibit B of the Original Lease regarding Operating Expenses, provided however, if Sublessee is not permitted to exercise such audit right, then, upon written notice from Sublessee, Sublessor will conduct such audit pursuant to the Master Lease and Sublessee shall reimburse Sublessor for its reasonable and actual costs incurred to conduct such audit. In the event Sublessee requires Sublessor to conduct such audit, Sublessee shall, upon Sublessor’s request, prior to Sublessor commencing such audit, pay Sublessor the estimated cost of such audit (as reasonably determined by Sublessor), in which case any unused amounts or any amount refunded by Master Lessor and allocable to the Subleased Premises shall be promptly returned to Sublessee following the completion of such audit.
5.Security Deposit: Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Two Hundred One Thousand Seven Hundred Twelve and 33/100 Dollars ($201, 712.33) (the “Security Deposit”) as security for the performance by Sublessee of the terms and conditions of this Sublease. The Security Deposit shall be in the form of cash or a letter of credit, at Sublessee’s option, and shall be held and applied in accordance with the terms of Sections 4.3 and 4.4 of the Master Lease, as incorporated herein. Sublessee shall have the right to replace a cash Security Deposit with a letter of credit or a letter of credit with a cash Security Deposit any time during the Term and upon such replacement, Sublessor shall promptly return the Security Deposit currently held by Sublessor. Sublessor hereby approves Silicon Valley Bank as the issuing bank for the letter of credit.
6.Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is March 31, 2029 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease. In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 15.1 of the Master Lease.
7.Repairs: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, except to the extent Sublessor was required to make or pay for the costs of any alterations, improvements or repairs to the Subleased Premises under the Master Lease prior to the Delivery Date (with respect to the Initial Subleased Premises) and the Must Take Date (with respect to the Must Take Subleased Premises) and failed to do so. Master Lessor shall be solely responsible for the performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

8.Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, condition or delayed (provided that Master Lessor’s consent is obtained), and Master Lessor. Notwithstanding anything to the contrary, Sublessee may Transfer the Sublease pursuant to a Permitted Transfer (as defined in the Master Lease) without Sublessor’s consent provided that the conditions set forth in Section 9.2 of the Original Lease for a Permitted Transfer (as it relates to the Sublessee, Sublease, and the Subleased Premises) are satisfied and Master Lessor consents thereto. Sublessor shall, at no cost to Sublessor, cooperate with Sublessee’s effort to obtain Master Lessor’s agreement that Master Lessor’s consent shall not be required for a Permitted Transfer by Sublessee. Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease. Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease. Any Transfer shall be subject to the terms of Article 9 of the Master Lease.
9.Use: Sublessee may use the Subleased Premises only for general office, software research and development, training, customer support, and related ancillary legal uses. Sublessee shall not use, store, transport or dispose of any hazardous material in or about the Subleased Premises except as permitted pursuant to Section 5.3 of the Original Lease. Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Subleased Premises. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor pursuant to the Master Lease.
10.Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment or transfer of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion and with the consent of Master Lessor (to the extent required under the Master Lease), Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder arising after the date of such assignment or transfer, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder. Sublessor may transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.
11.Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before the date set forth in Paragraph 3 hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, Rent shall not commence until Sublessor delivers possession of the Subleased Premises to Sublessee. By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto, except that Sublessor shall remove all furniture, fixtures, equipment and other personal property from the Subleased Premises, except the Furniture (as defined below), shall remove any trash and debris from the Subleased Premises, and shall remove (i) all interior signage located in the Initial Subleased Premises and one (1) monument sign prior to the Commencement

Date, and (ii) all interior signage located in the Must Take Subleased Premises and the remaining monument sign prior to the Must Take Date.
12.Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, which consent by Sublessor shall not be unreasonably withheld, conditioned or delayed. In no event shall Sublessor require any alterations installed by Sublessor to be removed or restored unless (i) Master Lessor requires such removal or restoration pursuant to the Master Lease, or (ii) this Sublease is terminated prior to the Master Lease as a result of Sublessee’s default hereunder.
13.Insurance: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required under Exhibit D of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 10.5 of the Original Lease, as incorporated herein, shall be binding on the parties. Sublessor shall cooperate with Sublessee’s efforts to obtain Master Lessor’s agreement that the release and waiver of subrogation set forth in Section 10.5 of the Original Lease shall also apply between Master Lessor and Sublessor.
14.Default: Sublessee shall be in default under this Sublease if (a) Sublessee fails to pay Rent or any other amount due under this Sublease and such failure continues for three (3) business days following written notice from Sublessee, (b) Sublessee fails to observe or perform any of the covenants or provisions of this Sublease (except those incorporated from the Master Lease) to be observed or performed by Sublessee, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of fifteen (15) days after written notice from Sublessor to Sublessee; however, if the nature of the failure is such that more than 15 days are reasonably required for its cure, then Sublessee shall not be deemed to be in default if Sublessee commences the cure within fifteen (15) days, and thereafter diligently pursues the cure to completion, or (c) Sublessee fails to perform any obligation or covenant or comply with any restriction under the Master Lease which Sublessee is obligated to perform or comply with and which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease. In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 14.2 of the Master Lease and by applicable law, including damages that include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided and the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).
15.Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the same condition received, ordinary wear and tear and casualty, condemnation, and improvements which Sublessee is not obligated to restore excepted. Notwithstanding anything to the contrary, Sublessee shall have no obligation to remove or restore any alterations made or modified prior to the Delivery Date (with respect to the Initial Sublease Premises) and Must Take Date (with respect to the Must Take Subleased Premises) or to perform any maintenance, repairs or restoration Sublessor was required to perform under the Master Lease prior to the Delivery Date (with respect to the Initial Sublease Premises) and Must Take Date (with respect to the Must Take Subleased Premises) and failed to perform; provided, however, prior to the expiration of this Sublease, Sublessee shall be required to remove all cabling located in the Subleased Premises to the extent required under the Master

Lease, whether or not such cabling exists on the Commencement Date or the Must Take Date, as the case may be. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the rate of twelve percent (12%) per annum.
16.Broker: Sublessor and Sublessee each represents to the other that it has dealt with no real estate brokers, finders, agents or salesmen other than Jones Lang LaSalle, representing Sublessor and Sublessee in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.
17.Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
18.Certified Access Specialist: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises.
19.Other Sublease Terms:
    A.    Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; provided however, if Master Lessor’s failure to perform is interfering with Sublessee’s use and enjoyment of the Subleased Premises or its business activities from the Subleased Premises and, despite such reasonable efforts by Sublessor, Master Lessor continues to fail to perform its obligations under the Master Lease, then Sublessor shall assign all rights and remedies available to Sublessor to permit Sublessee to pursue a claim directly against Master Lessor, at Sublessor’s cost and expense; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults under the Master Lease (as provided above) provided however, in no event shall Sublessee have less than three (3) business days to perform unless a shorter period is required under the Master Lease in which case Sublessee shall have such shorter period to perform without reduction in time; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to cover, and run from Sublessee to, both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and/or deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor, as incurred; (xii) Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor has such right under the Master Lease and Sublessor shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor also terminates the Master Lease; (xiii) all profit under sub-subleases and assignments payable under the penultimate sentence of Section 9.1 of the Master Lease as a result of a sub-sublease or an assignment by Sublessee (and not this Sublease or any other sublease or assignment by Sublessor which shall remain Sublessor’s obligation) shall be paid to Sublessor; (xiv) Sublessor’s obligations under Exhibit B are limited to forwarding statements and refunds provided by Master Lessor (as provided above); (xv) Sublessee shall have the right to use one hundred twenty (120) parking space prior to the Must Take Date and one hundred fifty (150) parking spaces thereafter; and (xvi) “Tenant Installations” shall mean any improvements or alterations in the Subleased Premises whether installed by Sublessor or Sublessee or their respective contractors (except to the extent required to be insured and restored by Master Lessor). Under no circumstances shall rent abate under this Sublease except to the extent that rent correspondingly abates under the Master Lease.
Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: Article 1 (“Tenant’s Trade Name,” “Estimated Commencement Date,” “Lease Term,” “Basic Rent,” “Floor Area of the Premises,” “Security Deposit,” “Guarantors,” “Broker(s),” and “Address for Payments and Notices”), Sections 2.2 (third sentence after the phrase “in all respects” and last sentence), 3, 4.3 (last sentence of the first paragraph and the entire second paragraph), 4.4 (last sentence), 5.2 (with respect to any obligation of “Landlord” to pay for signage), 5.3 (last two sentences), 13.1 (last three sentences), 18, 19, and 21.6, Exhibit G (Sections 3 and 5), Exhibit X of the Original Lease, Guarantee of Lease, and First Amendment to Lease (except Section III.F). In addition, notwithstanding subpart (iii) above, references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 6.1 (first, fifth, and sixth reference in the first paragraph and third and fourth reference in the second paragraph), 6.2, 7.1 (except the last reference), 7.2 (first, sixth, seventh, and eighth reference), 7.3 (reference to “Landlord’s building standard materials”), 10.2, 11 (except with respect to sending and receiving notices), and 12 (penultimate sentence), Exhibit B (subpart (h)), Exhibit C (with respect to “Landlord’s” obligation to provide services and utilities), Exhibit G (Section 6, first reference), and First Amendment to Lease (Section III.F, first reference).

    B.    Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease that are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination (unless Master Lessor or a successor tenant agrees to permit Sublessee to continue to occupy the Subleased Premises on the terms of this Sublease for the remainder of the Term, in which case, Sublessee shall promptly execute an attornment agreement or other reasonable agreement with Master Lessor or successor tenant, as the case may be, memorializing such right), without any liability of Sublessor to Sublessee unless such termination is the result of a default by Sublessor under the Master Lease in which case, such termination shall be deemed a non-curable default of this Sublease by Sublessor and Sublessee shall have all rights and remedies available to Sublessee as a result of such default. Promptly upon request, Sublessee shall execute an attornment agreement or other reasonable agreement with Master Lessor or successor tenant, as the case may be, reasonably acceptable to Sublessee memorializing Sublessee’s right to continue in occupancy. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.
20.Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor. Each party shall use commercially reasonable efforts to obtain such consent, including by promptly signing Master Lessor’s commercially reasonable consent form. If Sublessor fails to obtain Master Lessor’s consent within forty-five (45) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to the date such consent is received, and Sublessor shall return to Sublessee its payment of the first month’s Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.
21.Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 9.1, 11, and 12. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor or Sublessor. Except as provided in this Section 21, Sublessor shall not terminate the Master Lease or do anything which would grant Master Landlord the right to terminate the Master Lease (unless Master Lessor or a successor tenant agrees to permit Sublessee to continue to occupy the Subleased Premises on the terms of this Sublease for the remainder of the Term, in which case, Sublessee shall promptly execute an attornment agreement or other reasonable agreement with Master Lessor or successor tenant, as the case may be, memorializing such right), nor will Sublessor amend or modify the Master Lease in a manner that would adversely affect Sublessee without the prior written consent of Sublessee, which consent may be withheld in Sublessee sole discretion.
22.Inducement Recapture: Upon a termination of this Sublease resulting from a default by Sublessee beyond applicable notice and cure periods, any agreement for abated rent shall automatically be deemed deleted from this Sublease and no further force or effect, and any rent theretofore abated, given or paid by Sublessor shall be immediately due and payable by Sublessee to Sublessor, notwithstanding any subsequent cure of said default by Sublessee.
23.Signage: The parties acknowledge that the Master Lease is unclear whether Sublessor’s signage rights under the Master Lease permit signage other than Sublessor’s name and/or logo. Subject to Master Lessor’s consent, Sublessee shall have the right, (i) as of the Commencement Date, to all signage provided to Sublessor under the Master Lease and allocable to the Initial Subleased Premises including, without limitation, one slot on the Building monument, and (ii) as of the Must Take Date, all signage provided to Sublessor under the Master Lease and allocable to the Must Take Subleased Premises including, without limitation, the remaining slot allocated to Sublessor on the Building monument.
24.Access Control. The Subleased Premises is currently served by an access control system (the “Access Control System”) that is operated and maintained by Sublessor. Prior to the Commencement Date, Sublessor shall cause the Access Control System to monitor the Initial Subleased Premises separately from the Must Take Subleased Premises and, on and after the Commencement Date, all portions of the Access Control System serving the Initial Subleased Premises shall be included in the Furniture (defined below). Sublessee, at its sole cost and expense, shall be required to obtain any access cards required in connection with its use of the Access Control System and Sublessor shall have no liability in connection therewith. On the Must Take Date, the entire Access Control System shall be deemed included in the Furniture. Notwithstanding anything to the contrary herein, in no event shall Sublessee have any liability whatsoever in connection with, and Sublessee assumes all responsibility for, the security of the Subleased Premises and the protection of Sublessee from acts of third parties and Sublessor is hereby released from any claims arising in connection therewith.
25.Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the office furnishings within the Subleased Premises which are identified on Exhibit E attached hereto (the “Furniture”) at no additional cost to Sublessee. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein, and pay all taxes with respect to the Furniture. Sublessee shall maintain the Furniture in as good condition and repair as received, reasonable wear and tear excepted. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Subleased Premises without prior written consent by Sublessor, which consent shall not be unreasonably withheld; provided, that, if Sublessee stores such Furniture in a safe and reasonable manner and returns the Furniture in the condition required hereunder, such consent shall not be required. In such event, Sublessee shall promptly provide any information reasonably requested by Sublessor relating to the location and condition of such removed Furniture and shall provide Sublessor reasonable access thereto upon request. Notwithstanding the foregoing, provided this Sublease has not terminated prior to the Expiration Date, which condition may be waived by Sublessor in its sole discretion, then upon the termination of this Sublease, the Furniture shall become the property of Sublessee, and Sublessee shall accept the same in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. In such event, Sublessee shall be responsible for removing the Furniture at the expiration or earlier termination of this Sublease pursuant to the terms of the Master Lease. Notwithstanding anything to the contrary herein, Sublessee may remove and dispose of the partitions shown on Exhibit C hereto and, thereafter, said partitions shall no longer be included in the Furniture.
[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:	SUBLESSEE:
EHEALTHINSURANCE SERVICES, INC.,	SIFIVE, INC.,
a Delaware corporation	a Delaware corporation

By: /s/ Roman V. Rariy	By: /s/ Howard Freedland
Name: Roman V. Rariy Its: Chief Operating Officer Address: 2625 Augustine Drive, Second Floor Santa Clara, CA 95054 ______________________________
Name: Howard Freedland
Its: VP, Legal Affairs
Address:
Prior to the Commencement Date:
1875 S. Grant St., Suite 600
San Mateo 94402 Attention: Legal
On and after the Commencement Date:
The Subleased Premises
Attention: Legal

EXHIBIT A
MASTER LEASE

LEASE
BETWEEN
AUGUSTINE BOWERS LLC
AND
EHEALTHINSURANCE SERVICES, INC.

LEASE
THIS LEASE is made as of April 25, 2018, by and between AUGUSTINE BOWERS LLC, a Delaware limited liability company, hereafter called “Landlord,” and EHEALTHINSURANCE SERVICES, INC., a Delaware corporation, hereafter called “Tenant.”
ARTICLE 1. BASIC LEASE PROVISIONS
Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.
1.Tenant’s Trade Name: N/A
2.Premises:     Suite No. 201
    Address of Building:     2625 Augustine Drive, Santa Clara, CA 95054
    Project Description     Santa Clara Square Offices
(as shown on Exhibit Y to this Lease):
(The Premises are more particularly described in Section 2.1).
3.Use of Premises: General office and for no other use.
4.Estimated Commencement Date: September 1, 2018
5.Lease Term: 123 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.
6.Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1 to 12	$3.85	$125,094.00
13 to 24	$3.97	$128,993.00
25 to 36	$4.09	$132,892.00
37 to 48	$4.21	$136,791.00
49 to 60	$4.34	$141,015.00
61 to 72	$4.47	$145,239.00
73 to 84	$4.60	$149,463.00
85 to 96	$4.74	$154,012.00
97 to 108	$4.88	$158,561.00
109 to 120	$5.03	$163,435.00
121 to 123	$5.18	$168,309.00
Notwithstanding the above schedule of Basic Rent to the contrary, as long as Tenant is not in Default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of 3 full calendar months of Basic Rent in the aggregate amount of $375,282.00 (i.e. $125,094.00 per month) (the “Abated Basic Rent”) for the 2nd, 3rd and 4th full calendar months of the Term (the “Abatement Period”) and an abatement of Operating Expenses for the Abatement Period (“Abated Operating Expenses”). In the event Tenant Defaults at any time during the Term beyond any applicable “cure” period with the result that Tenant’s right to possession of the Premises is terminated, then unamortized Abated Basic Rent and Abated Operating Expenses to the date of such termination (amortized over the initial 123 months of the Term), shall immediately become due and payable. The payment by Tenant of the Abated Basic Rent and Abated Operating Expenses in the event of a Default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. Only Basic Rent and Abated Operating Expenses shall be abated during the Abatement Period and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.
7.Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.
8.Floor Area of Premises: approximately 32,492 rentable square feet
Floor Area of Building: approximately 183,327 rentable square feet
9.Security Deposit: $1,459,214.00
Guarantor(s): EHEALTH, INC., a Delaware corporation. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall cause the Guarantor to execute and deliver a guarantee in favor of Landlord on a form provided by Landlord.
10.Broker(s): Irvine Management Company ("Landlord's Broker") is the agent of Landlord exclusively and Newmark Cornish & Carey / Santa Clara ("Tenant's Broker") is the agent of Tenant exclusively.
11.Parking: 107 parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.
12.Address for Payments and Notices:

LANDLORD	TENANT
Payment Address:	After the Commencement Date:
AUGUSTINE BOWERS LLC P.O. Box #841157 San Francisco, CA 94139-1157 Notice Address:	EHEALTHINSURANCE SERVICES, INC. 2625 Augustine Drive, Suite 201 Santa Clara, CA 95054 Attn: VP, Strategy and Business Operations
THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA 92660 Attn: Senior Vice President, Property Operations Irvine Office Properties	with a copy of notices to: EHEALTHINSURANCE SERVICES, INC. 2625 Augustine Drive, Suite 201 Santa Clara, CA 95054 Attn: General Counsel

with a copy of notices to: THE IRVINE COMPANY LLC 550 Newport Center Drive Newport Beach, CA, 92660 Attn: Senior Vice President, Property Operations Irvine Office Properties	Prior to the Commencement Date: EHEALTHINSURANCE SERVICES, INC. 340 E. Middlefield Road Mountain View, CA 94043 Attn: VP, Strategy and Business Operations
with a copy of notices to: EHEALTHINSURANCE SERVICES, INC. 340 E. Middlefield Road Mountain View, CA 94043 Attn: General Counsel

LIST OF LEASE EXHIBITS (All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit A	Description of Premises
Exhibit B	Operating Expenses
Exhibit C	Utilities and Services
Exhibit D	Tenant’s Insurance
Exhibit E	Rules and Regulations
Exhibit F	Parking
Exhibit G	Additional Provisions
Exhibit H	Landlord Disclosures
Exhibit X	Work Letter]
Exhibit Y	Project Description

ARTICLE 2. PREMISES

2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the
Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”). The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions shall be binding on Landlord and Tenant for all purposes under this Lease.
2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in this Lease. Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils. The taking of possession or use of the Premises by Tenant for any purpose other than construction or to prepare the Premises for occupancy shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects subject only to Landlord’s obligations expressly contained in Section 3 of Exhibit G in this Lease, and except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list. The punch list shall be limited to any items required to be accomplished by Landlord under the Work Letter attached as Exhibit X, and shall be delivered to Landlord within 30 days after the Commencement Date (as defined herein). If there is no Work Letter, or if no items are required of Landlord under the Work Letter, by taking possession of the Premises Tenant accepts the improvements in their existing condition, and waives any right or claim against Landlord arising out of the condition of the Premises subject to Landlord’s obligations expressly contained in this Lease. Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.
ARTICLE 3. TERM
3.1. GENERAL. The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (“Commencement Date”) on the later of (a) the date the Premises are deemed “ready for occupancy” (as hereinafter defined) and possession thereof is delivered to Tenant, or (b) September 1, 2018; provided, however, if Tenant commences its regular business activities within the Premises prior to September 1, 2018, the Commencement Date shall be the date on which Tenant commences its regular business activities within the Premises. Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the "Commencement
Memorandum") the actual Commencement Date and the expiration date (“Expiration Date") of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord's determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive. The Premises shall be deemed “ready for occupancy” when Landlord, to the extent applicable, has substantially completed all the work required to be completed by Landlord pursuant to the Work Letter attached to this Lease but for minor punch list matters, and has obtained the requisite governmental approvals for Tenant’s occupancy in connection with such work.
3.2. DELAY IN POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Item 4 of the Basic Lease Provisions, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage. However, Tenant shall not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord’s failure to substantially complete all work required of Landlord pursuant to Section 3.1(a) above is attributable to any Tenant Delay (as described in the Work Letter attached to this Lease), then the Premises shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver the Premises to Tenant but for Tenant’s Delay(s).

3.3 TERMINATION RIGHT FOR LATE DELIVERY. Notwithstanding the foregoing, if the Commencement Date has not occurred on or before the Required Completion Date (defined below), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 business days after the Required Completion Date; and (ii) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid Rent and Security Deposit, if any, previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under Exhibit X, Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The “Required Completion Date” shall mean March 1, 2019. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Required Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of force majeure; provided, however, in no event shall the Required Completion Date be extended more than 60 days due to events of force majeure.
ARTICLE 4. RENT AND OPERATING EXPENSES
4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”). If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required. An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent first due hereunder; the next installment of Basic Rent shall be due on the first day of the second calendar month of the Term, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month.
4.2. OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.
4.3. SECURITY DEPOSIT. Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.2 or any other provision of this Lease. Upon any Default by Tenant, Landlord may apply all or part of the Security Deposit to the extent required to cure such Default and as full or partial compensation for any loss or damage suffered by Landlord as a result of such Default. If any portion of the Security Deposit is so applied, Tenant shall within 5 days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease. Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant's vacation of the Premises. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect, in connection with Landlord’s application of the Security Deposit to prospective rent that would have been payable by Tenant but for the early termination due to Tenant’s Default (as defined herein). Subject to the remaining terms of this Section 4.3, Tenant shall have the right to reduce the amount of the Security Deposit by the amount of $291,842.80 on the commencement of each of the 25th, 37th, 49th, 61st full calendar months of the initial Term and by the amount of $123,533.80 on the commencement of the 73rd full calendar month of the initial Term; provided, however, that each such reduction shall be conditioned upon (i) Tenant shall not have been in Default in the payment of Basic Rent or additional rent under this Lease, (ii) as of the date of Tenant’s request and as of the effective date of the proposed reduction, no Default shall exist and no event or circumstance shall have occurred, which with the passage of time or giving of notice, could constitute a Default under this Lease, (iii) Tenant shall have provided Landlord with audited financial statements showing positive operating cash flow and positive EBITDA for the trailing twelve (12) month period, and (iv) Tenant shall have provided Landlord with notice requesting that the Security Deposit be reduced as provided above

(collectively, the “Security Reduction Notice”) not later than 45 days prior to the proposed effective date of the reduction in the amount of the Security Deposit.
If Tenant provides Landlord with a Security Reduction Notice and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the applicable portion of the Security Deposit to Tenant (if Landlord is then holding the Security Deposit in cash) or authorize the reduction in the amount of the letter of credit described below (if Tenant has provided such letter of credit in lieu of a cash Security Deposit) to the reduced amount of the Security Deposit, as applicable, within 45 days after the later to occur of (a) Landlord’s receipt of the Security Reduction Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above. However, notwithstanding anything to the contrary contained above, if Tenant has been in monetary or material non-monetary Default under this Lease at any time prior to the effective date of the reduction of the Security Deposit and Tenant has failed to cure such Default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Security Deposit as described herein.
4.4. LETTER OF CREDIT. Landlord agrees that in lieu of a cash Security Deposit, Tenant may deliver to Landlord, concurrently with Tenant's execution of this Lease, a letter of credit in the amount stated in Item 9 of the Basic Lease Provisions, which letter of credit shall be in form and with the substance of Exhibit I attached hereto. The letter of credit shall be issued by a financial institution acceptable to Landlord with a branch in Santa Clara County, California, at which draws on the letter of credit will be accepted. The letter of credit shall provide for automatic yearly renewals throughout the Term of this Lease and shall have an outside expiration date (if any) that is not earlier than 60 days after the expiration of the Lease Term. In the event the letter of credit is not continuously renewed through the period set forth above, or upon any breach under this Lease by Tenant, including specifically Tenant's failure to pay Rent or to abide by its obligations under Sections 7.1 and 15.2 below, Landlord shall be entitled to draw upon said letter of credit by the issuance of Landlord's sole written demand to the issuing financial institution. Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of any Default hereunder by Tenant. Landlord shall authorize reductions to the Letter of Credit concurrently with each reduction in the amount of the Security Deposit made in accordance with Section 4.3 above.
ARTICLE 5. USES
5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, and with all energy usage reporting requirements of Landlord. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil
Code, Landlord hereby provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises." If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the "CASp Report") and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in this Lease. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.
5.2. SIGNS. Except for Landlord’s standard lobby wall and suite signage identifying the name “eHealth” or other “eHealth” name, trademark, and/or logo, so long as such name is not an Objectionable Name (as defined below), and as otherwise provided in Exhibit G, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Project and shall not place or erect any signs that are visible from the exterior of the Building. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely, but reasonably, by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Project, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria"). Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals, except for Landlord’s standard lobby wall and suite signage. Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor, except that Landlord shall pay for the initial installation costs only of the standard lobby wall and suite signage. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term "sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.
5.3 HAZARDOUS MATERIALS. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws. Tenant acknowledges that it has read, understands and, if applicable, shall comply with the provisions of Exhibit H to this Lease, if that Exhibit is attached. Tenant shall have no liability or responsibility with respect to the facts described in Exhibit H, nor with respect to any hazardous or toxic materials which Tenant proves were not caused or knowingly permitted by Tenant, its agents, employees, contractors, licensees, subtenants or invitees. Except as disclosed in this Section 5.3 (and/or as may otherwise be disclosed to Tenant in writing), Landlord represents that, to
“Landlord’s knowledge” (as hereinafter defined), there are no Hazardous Materials in or about the Project which are in violation of any applicable federal, state or local law, ordinance or regulation. As used herein, “Landlord’s knowledge” shall mean the actual knowledge, without duty of inquiry or investigation, of the current employees or authorized agents of Landlord responsible for Hazardous Materials compliance matters.
ARTICLE 6. LANDLORD SERVICES
6.1. UTILITIES AND SERVICES. Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.
Notwithstanding the foregoing, if as a result of the direct actions of Landlord, its employees, contractors or authorized agents, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises (exclusive, however, of service by the Supplemental HVAC Equipment), or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot be used by Tenant, then Tenant’s Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of Basic Rent. The foregoing provisions shall be Tenant’s sole recourse and remedy in the event of such an interruption of services, and shall not apply in case of the actions of parties other than Landlord, its employees, contractors or authorized agents, or in the case of damage to, or destruction of, the Premises (which shall be governed by the provisions of Article 11 of the Lease). Any disputes concerning the foregoing provisions shall be submitted and resolved in accordance with Section 14.7(b) herein.
6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building and the Project in good condition and repair and in substantially the same condition as of the date of this Lease. The term “Common Areas” shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms, entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.
6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose. Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises.
6.4. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project or to the attendant fixtures, equipment and Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord. No such change shall deprive Tenant of reasonable access to or use of the Premises or reduce the number of parking spaces granted under this Lease.
ARTICLE 7. REPAIRS AND MAINTENANCE
7.1. TENANT’S MAINTENANCE AND REPAIR. Except as set forth in Section 7.2 below and subject to Landlord’s obligations expressly contained in Section 3 of Exhibit G of this Lease and further subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in the condition as existed on the Commencement Date, excepting ordinary wear and tear, casualty and condemnation. Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below, together with the “Supplemental HVAC Equipment” (defined in Section 7.2 below). All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee, but not to exceed five percent (5%)) upon submission of an invoice.
7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of the “Supplemental HVAC Equipment” as hereinafter defined) and shall maintain in good repair the Common Areas, roof (including the roof membrane), foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, life safety, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect. Subject to the express provisions of Section 3 of Exhibit G b and to the limitations set forth in Exhibit B, all costs of any maintenance, repairs and replacements on the part of
Landlord provided hereunder shall be considered part of Project Costs. As used herein, “Supplemental HVAC Equipment” shall mean those HVAC units serving only the Premises and installed by or for Tenant, which Supplemental HVAC Equipment shall be serviced, replaced, maintained and repaired by Tenant at its sole cost and expense.
7.3. ALTERATIONS. Except as otherwise provided in this Section, Tenant shall make no alterations, additions, fixtures, or improvements to the Premises (collectively referred to as “Alterations”) without the prior written consent of Landlord, which shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make Alterations to the Premises costing less than One Dollar ($1.00) per square foot of the improved portion of the Premises during each calendar year of the Term without Landlord’s consent, provided, however, that any Alterations which change the structural, electrical or mechanical systems of the Premises, or which require a governmental permit as a prerequisite to the construction thereof, shall require Landlord’s prior written consent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in either of the foregoing sentences, however, no Alterations shall: (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) adversely affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) fail to comply with any applicable governmental requirements, or (iv) result in the Premises requiring building services beyond the level normally provided to other tenants, or
(v) interfere in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (vi) diminish the value of the Premises including, without limitation, using lesser quality materials than those existing in the Premises, or (viii) alter or replace Standard Improvements. Further, in the event that any
Alteration would result in a change from Landlord’s building standard materials and specifications for the Project (“Standard Improvements”), then subject to Landlord’s election contained in the last paragraph of this Section 7.3, Tenant shall be responsible for the cost of replacing such non-standard improvement (“Non-Standard Improvement”) with the applicable Standard Improvement (“Replacements”) which Replacements shall be completed prior to the Expiration Date or earlier termination of this Lease. Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable, including but not limited to a requirement that all work in excess of One Hundred Thousand Dollars ($100,000) be covered by a lien and completion bond reasonably satisfactory to Landlord. Tenant shall use Landlord’s reasonably designated mechanical and electrical contractors, obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord. Landlord shall be entitled to a supervision fee in the amount of 5% of the cost of such Alterations either requiring a permit from the City of Santa Clara or affecting any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems. Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures, equipment, personal property, and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, as provided in the next succeeding paragraph of this Section 7.3, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”). In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted.

If Landlord conditions its consent on the same, Landlord shall have the right to require Tenant to remove any Non-Standard Improvements, and to replace the same in accordance with the applicable standards set forth above, as of the Expiration Date or sooner termination of this Lease; provided, however, that all telephone and data cabling installed by Tenant shall in all events be removed by Tenant as of the Expiration Date or sooner termination of this Lease. Any Alterations for which Landlord’s consent is not given, however, shall be subject to Landlord’s right, exercisable at any time, to require same to be removed (and replaced in accordance with the standards set forth above) at the Expiration Date or sooner termination of this Lease.
7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 8424 or any successor statute. In the event that Tenant shall not, within 30 days following Tenant’s actual notice of the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All reasonable expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than 10 days’ prior notice in writing before commencing construction of any kind on the Premises.
7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry. In exercising any of Landlord’s rights of entry, inspection, repair, maintenance and construction under this Lease, including, without limitation, under Sections 5.3, 6.1, 6.4 and this Section 7.5, Landlord shall comply with Tenant’s reasonable security measures and operating procedures and shall use commercially reasonable efforts to minimize any disruption to Tenant. Further, Landlord shall not exercise any such rights in any such manner as would unreasonably interfere with Tenant’s use of, access to, or parking at the Premises.
ARTICLE 8. [INTENTIONALLY OMITTED]
ARTICLE 9. ASSIGNMENT AND SUBLETTING
9.1. RIGHTS OF PARTIES. Tenant shall not, directly or indirectly, assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not exercise its recapture rights. Tenant agrees that it is not unreasonable for Landlord to withhold consent to a Transfer to a proposed assignee or subtenant who is an existing tenant or occupant of the Building or Project or to a prospective tenant with whom Landlord or Landlord's affiliate has been "actively negotiating" (as herein defined) to become a tenant at the Building or Project (provided Landlord has available space in the Project for such existing tenant or occupant or prospective tenant). As used herein, “actively negotiating” shall mean that the prospect shall have countered a written proposal from Landlord in writing within six (6) months prior to Tenant’s proposed transfer for the lease of space in the Building or the Project. Within 15 business days after receipt of executed copies of the transfer documentation and such other information as Landlord may request, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) refuse to consent to the Transfer; or (c) recapture (and terminate the Lease as to) the portion of the Premises that Tenant is proposing to Transfer, except in connection with a “Permitted Transfer” (as defined below). Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee. In no event shall any Transfer release or relieve Tenant from any obligation under this Lease, as same may be amended. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any requested Transfer. Tenant shall pay Landlord, as additional Rent, 50% of all rent and other consideration which Tenant receives as a result of a Transfer (other than a Permitted Transfer) that is in excess of the sum of: (i) the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer (including, without limitation, brokerage commissions, legal fees and tenant improvements costs paid by Tenant in connection with such subletting or assignment). If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.
9.2. PERMITTED TRANSFER. Notwithstanding the foregoing, Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord but subject to the provisions of Section 9.3, only if all of the following conditions are satisfied (a “Permitted Transfer”): (i) Tenant is not then in Default hereunder; (ii) Tenant gives Landlord written notice at least 10 business days before such Permitted Transfer; and (iii) the successor entity resulting from any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant, has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the Permitted Transfer that is at least equal to the Net Worth of Tenant immediately before the Permitted Transfer, or, in Landlord’s reasonable determination, such transferee has sufficient Net Worth to perform Tenant’s obligations under this Lease, evidence of which, satisfactory to Landlord, shall be presented to Landlord prior to such Permitted Transfer; provided, however, that the provisions of this clause (iii) shall not apply to transfers to an Affiliate. Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. A sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.
9.3. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease.
ARTICLE 10. INSURANCE AND INDEMNITY
10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.
10.2. LANDLORD’S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its reasonable discretion: property insurance, including fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the full replacement value of the Building and the Project (the “Property Policy”). In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including earthquake, terrorism and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or its contractors or otherwise removable by Tenant (collectively, "Tenant Installations"), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

10.3. JOINT INDEMNITY.
(a)To the fullest extent permitted by law, but subject to Section 10.4 below, Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s agents, employees, lenders, and affiliates, from and against any and all negligence, claims, liabilities, damages, costs or expenses arising either before or after the Commencement Date which arise from or are caused by Tenant’s use or occupancy of the Premises, the Building or the Common Areas of the Project, or from the conduct of Tenant’s business, or from any activity, work, or thing done, permitted or suffered by Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas of the Project, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act, omission or negligence on the part of Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent it is ultimately determined that the same was caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees. In cases of alleged negligence asserted by third parties against Landlord which arise out of, are occasioned by, or in any way attributable to Tenant, its agents, employees, contractors, licensees or invitees use and occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees on Tenant’s part to be performed under this Lease, or from any negligence or willful misconduct of Tenant, its agents, employees, licensees or invitees, Tenant shall accept any tender of defense for Landlord and shall, notwithstanding any allegation of negligence or willful misconduct on the part of the Landlord, defend Landlord with counsel reasonably satisfactory to Landlord and protect and hold Landlord harmless and pay all costs, expenses and attorneys’ fees incurred in connection with such litigation, provided that Tenant shall not be liable for any such injury or damage, and Landlord shall reimburse Tenant for the reasonable attorneys’ fees and costs for the attorney representing both parties, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the active negligence or willful misconduct of Landlord. Upon Landlord’s request, Tenant shall at Tenant’s sole cost and expense, retain a separate attorney reasonably selected by Landlord to represent Landlord in any such suit if Landlord reasonably determines that the representation of both Tenant and Landlord by the same attorney would cause a conflict of interest; provided, however, that to the extent and in the proportion that the injury or damage which is the subject of the suit is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Landlord) to be attributable to the active negligence or willful misconduct of Landlord, Landlord shall reimburse Tenant for the reasonable legal fees and costs of the separate attorney retained by Tenant.
(b)To the fullest extent permitted by law, but subject to the express limitations on liability contained in this Lease (including, without limitation, the provisions of Sections 10.5 and 14.8 of this Lease), Tenant shall not indemnify Landlord for, and Landlord shall defend, indemnify, protect, save and hold harmless Tenant, its agents and any and all affiliates of Tenant, including without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against, any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from the active negligence or willful misconduct of Landlord, its employees or authorized agents in connection with the operation, maintenance or repair of the Common Areas of the Project. The provisions of this Subsection 10.3(b) shall expressly survive the expiration or sooner termination of this Lease.
10.1.LANDLORD’S NONLIABILITY. Subject only to the express indemnity obligations contained in Section 10.3 of this Lease but notwithstanding any other provision of this Lease to the contrary, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. Notwithstanding any provision of this Lease to the contrary, including, without limitation, the provisions of Section 10.3 of this Lease, Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, for loss of or damage to any property, or any other loss, cost, damage, injury or liability to property whatsoever resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment.
10.2.WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease or which would normally be covered by a standard “special form” policy of property insurance; provided however, that the foregoing waiver shall not apply to the extent of
Tenant’s obligation to pay deductibles under any such policies and this Lease. All of Landlord’s and Tenant’s repair and indemnity obligations under this Lease shall be subject to the waiver contained in this Section 10.5.
ARTICLE 11. DAMAGE OR DESTRUCTION
11.1. RESTORATION.
(a)If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that: (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; or (ii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s Property Policy and/or from its other property insurance policies (if any), insurance, including without limitation earthquake insurance, plus any additional amounts Tenant elects, at its option, to contribute, excluding, however, the deductible (for which Tenant shall be responsible to reimburse Landlord as a “Project Cost”, subject to the terms and limitations of Section (g) of Exhibit B attached to this Lease). Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.
(b)As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds 270 days, then either party may elect to terminate this Lease by written notice to the other within 10 business days following delivery of the Casualty Notice. In addition, Tenant may terminate this Lease within 10 business days following receipt of such Casualty Notice if the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant’s continued use of the Premises.
(c)In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall, at Landlord’s sole cost and expense, repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's insurance with respect to any Tenant Installations and Landlord shall restore any such Tenant Installations. In the absence of any such notice from Landlord, restoration of the Tenant Installations shall be Tenant’s responsibility at its sole cost and expense.

(d)From and after the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.
(e)Notwithstanding anything to the contrary contained in this Section 11.1, if for any reasons other than delays caused by Tenant, or other matters beyond Landlord’s reasonable control (not to exceed thirty (30) days in the aggregate), the Premises and/or the Building have not been substantially repaired within the time period specified in the Casualty Notice, then Tenant may, by written notice to Landlord given at any time thereafter but prior to the actual date of the substantial completion of the repair of the Premises or the Building, elect to terminate this Lease. Notwithstanding the foregoing, if at any time during the construction period, Landlord reasonably determines that the substantial completion of said repairs will be delayed beyond the time period specified in the Casualty Notice (for reasons other than Tenant-caused delays and/or force majeure delays not exceeding 30 days in the aggregate), then Landlord may notify Tenant in writing of such determination and of a new outside date for completion of such repairs, and Tenant must elect within ten (10) days of receipt of such notice to either terminate this Lease or waive its right to terminate this Lease provided such repairs are substantially completed prior to the new outside date established by Landlord in such notice to Tenant. Tenant’s failure to elect to terminate this Lease within such ten (10) day period shall be deemed Tenant’s waiver of its right to terminate this Lease as provided in this paragraph as to the previous outside date, but not as to the new outside date established by said notice.
11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.
ARTICLE 12. EMINENT DOMAIN
Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however, Tenant may file a separate claim for Tenant's personal property and fixtures and Tenant’s relocation expenses, and business interruption expenses recoverable from the taking authority. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.
ARTICLE 13. SUBORDINATION; ESTOPPEL CERTIFICATE
13.1. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”); provided, that so long as no uncured Default exists under this Lease, Tenant’s possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be selfoperative, but upon request from a Mortgagee, Tenant shall, upon not less than twenty (20) days prior written notice from Landlord, execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant. Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations. Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a nondisturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Landlord's failure to obtain a nondisturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.
13.2. ESTOPPEL CERTIFICATE. Tenant shall, within 10 business days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).
ARTICLE 14. DEFAULTS AND REMEDIES
14.1. TENANT’S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events (following the expiration of any cure period set forth below, if any is provided) shall constitute a “Default” by Tenant:
(a)The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 5 days after written notice from Landlord to Tenant. The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.
(b)Except as provided in Article 9 of this Lease, the assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, where such assignment, sublease, encumbrance or other transfer remains in effect for a period of fifteen (15) days after written notice from Landlord to Tenant.
(c)The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.
(d)Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant. However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.
The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding (but the foregoing shall not limit or modify the cure periods specifically set forth in this Section 14).

14.2. LANDLORD’S REMEDIES.
(a)Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:
(i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:
(1)The worth at the time of award of the unpaid Rent which had been earned at the time of termination;
(2)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;
(3)The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;
(4)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and
(5)At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum. As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
     (ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.
(b)The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.
14.1.LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within 5 days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00. Notwithstanding the foregoing, the late fee for the initial late payment of Basic Rent and/or Operating Expenses during each calendar year of the Term shall be waived. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.
14.2.RIGHT OF LANDLORD TO PERFORM. If Tenant is in Default of any of its obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 5% of the cost of the work performed by Landlord.
14.3.DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Tenant hereby waives any right to terminate or rescind this Lease as a result of any default by Landlord hereunder or any breach by Landlord of any promise or inducement relating hereto, and Tenant agrees that its remedies shall be limited to a suit for actual damages and/or injunction and shall in no event include any consequential damages, lost profits or opportunity costs.
14.4.EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.
14.5.WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.
(a)LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE,

TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.
(b)In the event that the jury waiver provisions of Section 14.7(a) are not enforceable under California law, then, unless otherwise agreed to by the parties, the provisions of this Section 14.7(b) shall apply. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section 14.7 shall apply to an unlawful detainer action.
14.8 SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord, and no action for any deficiency may be sought or obtained by Tenant.
ARTICLE 15. END OF TERM
15.1. HOLDING OVER. If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and a Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord's right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.
15.2. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as on the Commencement Date or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty, condemnation, and repairs which are Landlord’s obligation excepted, and shall remove all wallpapering, and voice and/or data transmission cabling installed by or for Tenant and Required Removables, the Supplemental HVAC Equipment together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease. If Tenant shall fail to comply with the provisions of this Section 15.2, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.
ARTICLE 16. PAYMENTS AND NOTICES
All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 5 business days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service, or by any courier or “overnight” express mailing service. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.
ARTICLE 17. RULES AND REGULATIONS
Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.
ARTICLE 18. BROKER’S COMMISSION
The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. It is understood that Landlord's Broker represents only Landlord in this transaction and Tenant's Broker (if any) represents only Tenant. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.
ARTICLE 19. TRANSFER OF LANDLORD’S INTEREST
In the event of any transfer of Landlord’s interest in the Premises (other than to a Mortgagee), provided the transferee assumes in writing the transferor’s obligations under this Lease accruing from and after the effective date of said transfer, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer. Any funds held by the transferor in which Tenant has an interest, including without limitation, the Security Deposit, shall be turned over, subject to that interest, to the transferee. No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.
ARTICLE 20. INTERPRETATION
20.1. NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.
20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.
20.4. SUCCESSORS. Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.
20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.
20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.
20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.
20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent.
20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.
20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.
ARTICLE 21. EXECUTION AND RECORDING
21.1. COUNTERPARTS; DIGITAL SIGNATURES. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Lease, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.
21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms.
21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.
21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.
21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.
21.6. BROKER DISCLOSURE. By the execution of this Lease, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified in Section 10 of the Basic Lease Provisions, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker identified in Section 10 of the Basic Lease Provisions. If there is no Tenant’s Broker so identified in Section 10 of the Basic Lease Provisions, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Lease, Landlord and Tenant are executing the confirmation of the agency relationships set forth in Section 10 of the Basic Lease Provisions.
ARTICLE 22. MISCELLANEOUS
22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than when: (i) Tenant is required to disclose the Confidential Information in response to a subpoena or other regulatory, administrative or court order, (ii) Tenant is required to disclose the Confidential Information to, or file a copy of this Lease with, any governmental agency or any stock exchange; provided, however, that if disclosure of the Confidential Information is required by subpoena or other regulatory, administrative or court order, Tenant shall provide

Landlord with as much advance notice of the possibility of such disclosure as practical so that Landlord may attempt to stop such disclosure or obtain an order concerning such disclosure. In addition, Tenant may disclose the terms of this Lease to (i) prospective assignees of this Lease and prospective subtenants under this Lease with whom Tenant is actively negotiating such an assignment or sublease, (ii) to Tenant’s attorneys, accountants and financial advisors, and (iii) in connection with any acquisition of Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, a sale of substantially all of Tenant’s assets, any sale or transfer of Tenant’s capital stock or any financing by Tenant.
22.2. TENANT’S FINANCIAL STATEMENTS. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 20 days following Landlord’s request (but not more frequently than once during any calendar year unless Tenant is in Default or in connection with a sale or financing of the Building or Project); provided, however, that so long as Tenant or its direct or indirect parent company is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived. Except to the extent disclosure is required by law and for so long as Tenant is not in Default, Landlord shall keep confidential any financial statements marked or otherwise designated by Tenant as “confidential” and shall not disclose same, without Tenant’s consent, to any person or entity other than Landlord’s financial, legal and other consultants with a “need to know”; provided, however, that Landlord may disclose same to any prospective lender or buyer or pursuant to legal requirement. The provisions of this Section 22.2 shall supersede and terminate any prior confidentiality agreement executed by Landlord and Tenant.
22.3. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 60 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.
22.4. SDN LIST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, "Tenant Parties") is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

LANDLORD	TENANT
AUGUSTINE BOWERS LLC, a Delaware limited liability company	EHEALTHINSURANCE SERVICES, INC., a Delaware corporation
By: /s/ Douglas G. Holte	By:/s/ David K. Francis
Douglas G. Holte Division President Office Properties	Printed Name: David K. Francis Title: COO/CFO

By: /s/ Steven M. Case	By: /s/ Scott Giesler
Steven M. Case Executive Vice President Office Properties	Scott Giesler SVP and General Counsel

/DAU/

EXHIBIT A
DESCRIPTION OF PREMISES

EXHIBIT B
Operating Expenses (Net)
(a)From and after the Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant's Share of all Operating Expenses, as defined in Section (g) below, incurred by Landlord in the operation of the Building and the Project. The term "Tenant's Share" means that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the Building, for expenses reasonably determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, and (ii) all or some of the buildings in the Project, for expenses reasonably determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building. Landlord reserves the right to allocate to the entire Project any Operating Expenses which may benefit or substantially relate to a particular building within the Project in order to maintain greater consistency of Operating Expenses among buildings within the Project. In the event that Landlord determines that the Premises or the Building incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may reasonably allocate a greater percentage of such Operating Expense to the Premises or the Building. In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant's Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses.
(b)Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant's Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant's Share of Operating Expenses based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.
(c)Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant's Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments of Tenant's Share of Operating Expenses, if any, to the actual Tenant's Share of Operating Expenses as shown by the Reconciliation Statement. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord's right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments of Basic Rent and Operating Expenses next coming due, or reimbursed to Tenant if there are no installments of Basic Rent or Operating Expenses coming due, and any deficiency shall be paid by Tenant together with the next installment of Basic Rent. Should Tenant fail to object in writing to Landlord's determination of Tenant's Share of Operating Expenses or fail to give written notice of its intent to audit Landlord’s Operating Expenses pursuant to the provisions of the next succeeding paragraph, within one hundred eighty (180) days following delivery of Landlord's Reconciliation Statement, Landlord's determination of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.

(d)Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant's Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination. However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the Expiration Date of the Term, in which event the appropriate party shall fund the amount by the Expiration Date. Notwithstanding the foregoing, in the event that the final determination of the reconciliation amount deviates from such estimate of the anticipated reconciliation amount, Tenant shall either pay or be reimbursed such difference in accordance with the terms of this paragraph.
(e)Provided no Default has occurred and is continuing, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord’s general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class business parks in Santa Clara, California. Tenant shall give notice to Landlord of Tenant’s intent to audit within one hundred eighty (180) days after Tenant’s receipt of Landlord’s expense statement which sets forth Tenant’s Share of Landlord’s actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant’s audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord’s right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant’s rent shall be appropriately adjusted, or reimbursed to Tenant if the Term is expired or otherwise earlier terminated, to reflect any overstatement in Operating Expenses. In the event of a dispute between Landlord and Tenant regarding such audit, such dispute shall be submitted and resolved by binding arbitration pursuant to Section 14.7(b) of this Lease. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant’s auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease. Notwithstanding the foregoing, Tenant shall have no right of audit with respect to any Expense Recovery Period other than the initial Expense Recovery Period during the Term unless the total Operating Expenses per square foot for such Expense Recovery Period, as set forth in Landlord’s annual expense reconciliation, exceed the total Operating Expenses per square foot during the initial Expense Recovery Period during the Term, as increased by the percentage change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, San Francisco – Oakland – San Jose, all items (1982-84 = 100) (the “Index”), which change in the Index shall be measured by comparing the Index published for January of the initial Expense Recovery Period during the Term with the Index published for January of the applicable Expense Recovery Period.
(f)If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant's Share of Operating Expenses for the year, then the estimate of Tenant's Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant's Share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.
(g)The term "Operating Expenses" shall mean and include all Project Costs, as defined in Section (h) below, and Property Taxes, as defined in Section (i) below.
(h)The term "Project Costs" shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2 of the Lease), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums, commercially reasonable deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; janitorial services to any interior Common Areas; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacements and/or repairs (provided, however, that Landlord shall first exhaust such reserves in performing such replacement or repair work and Landlord shall only be entitled to include, as a Project Cost, only the amount by which the cost to perform such work exceeds the existing reserve as amortized pursuant to the applicable provisions hereof); costs incurred in connection with compliance with any laws or changes in laws becoming effective after the Commencement Date applicable to the Building or the Project (provided that, except for laws or changes in laws that pertain particularly to Tenant or to Tenant’s particular use of the Premises (which shall be the sole responsibility of Tenant at its cost), to the extent such laws or change in laws require expenditures of a “capital” nature, then such “capital” expenditure shall be amortized (using a market cost of funds as reasonably determined by Landlord) over the useful life of such asset and only the amortized cost thereof shall be includable in Project Costs during the remaining Term of the Lease); the cost of any capital expenditures or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital expenditures or replacements (or, if such capital expenditures or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital expenditures or replacements would be recovered from the estimated cost savings), calculated at a market cost of funds, all as reasonably determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure whether such capital expenditure occurs during or prior to the

Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Building and/or the Project, and any other maintenance, repair and replacement costs associated with such infrastructure; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional voice, data and modem connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, 10.2, and Exhibits C and F of the Lease; and reasonable and market-competitive overhead and/or management fees for the professional operation of the Project. It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord. Notwithstanding anything to the contrary herein, “Project Costs” shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”): (i) Costs occasioned by the breach by Landlord of any of its obligations under this Lease; (ii) Costs of any renovation, improvements, painting or redecorating of any leasable space within Project not made available for Tenant’s use; (iii) Costs incurred in connection with negotiations or disputes with any other occupant of the Project; (iv) Costs incurred in connection with the presence of any Hazardous Material, except to the extent Tenant is responsible therefor pursuant to Section 5.3 of this Lease and except for Costs of any remediation of mold conditions which do not pre-date the Commencement Date; (v) interest, charges and fees incurred on debt incurred by Landlord; (vi) Costs occasioned by casualties or by the exercise of the power of eminent domain (as described in Sections 11.1 and 12 of this Lease, respectively); (viii) Costs for which Landlord is responsible as expressly provided in Section 3 of Exhibit G of this Lease (or elsewhere in this Lease, where such condition is set forth as Landlord’s “sole cost and expense”); (ix) Costs which could properly be capitalized under generally accepted accounting principles, consistently applied, except to the extent amortized over the useful life of the item in question as set forth above; (x) Costs occasioned by the violation of any law by Landlord, its authorized agents, employees or contractors; and (xi) costs to repair and replace the structural portions of the Project. Notwithstanding the foregoing, in any given Expense Recovery Period earthquake insurance deductibles included in Project Costs shall be limited to an amount (the "Annual Limit") not to exceed 0.5% of the total insurable value of the Project per occurrence (provided, however, that, notwithstanding anything else herein to the contrary, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Project Costs for the applicable Expense Recovery Period, such excess may be included (up to the Annual Limit) in Project Costs for the immediately succeeding Expense Recovery Period, and any portion of such excess that is not so included in Project Costs for such immediately succeeding Expense Recovery Period may be included (up to the Annual Limit) in Project Costs for the next succeeding Expense Recovery Period, and so on with respect to each subsequent Expense Recovery Period; provided further, however, that in no event shall the portions of such deductible that are included in Project Costs for any one or more Expense Recovery Periods exceed, in the aggregate, 5.0% of the total insurable value of the Project).

(h) The term "Property Taxes" as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following: (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded and “Property Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term without penalty; (b) imposed on land and improvements other than the Building or the Project; or (c) attributable to Landlord’s inheritance, gift or estate taxes.

EXHIBIT C

UTILITIES AND SERVICE

The following standards for utilities and services shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these standards. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:
1.Landlord shall make reasonable HVAC services available to the Premises during the hours of 6:00 AM to 6:00 PM Monday through Friday and 9:00 AM to 1:00 PM on Saturdays, generally recognized national holidays excepted, ("Building Hours"). Subject to the provisions set forth below, Landlord shall also furnish the Building with elevator service (if applicable), reasonable amounts of electric current for normal lighting by Landlord’s standard overhead fluorescent and incandescent fixtures and for the operation of office equipment consistent in type and quantity with that utilized by typical office tenants of the Building and Project, and water for lavatory purposes. Tenant will not, without the prior written consent of Landlord, connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. Because the Building systems have been designed for normal occupancy of approximately four persons per one thousand usable square feet, Tenant understands that excess occupancy of the Premises may result in excessive use of power and other services and may inhibit the efficient cooling of the Premises. This paragraph shall at all times be subject to applicable governmental regulations.
2.Upon written request from Tenant delivered to Landlord at least 24 hours prior to the period for which service is requested, but during normal business hours, Landlord will provide HVAC services to Tenant at such times when such services are not otherwise available. Tenant agrees to pay Landlord for “after-hours” (as defined below) HVAC services at Landlord’s “standard charges” (as defined below). If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit C, Tenant shall first obtain the consent of Landlord, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current, plus any additional expense incurred in keeping account of the electric current consumed. If the HVAC unit(s) servicing the Premises also serve other leased premises in the Building, “after hours” shall mean usage of said unit(s) before 6:00 A.M. or after 6:00 P.M. on Mondays through Fridays, before 8:00 A.M. or after 1:00 P.M. on Saturdays, and all day on Sundays and nationallyrecognized holidays, subject to reasonable adjustment of said hours by Landlord. If the HVAC unit(s) serve only the Premises, “after hours” shall mean more than 66 hours of usage during any week during the Term. “After hours” usage shall be determined based upon the operation of the applicable HVAC unit during each of the foregoing periods on a “non-cumulative” basis (that is, without regard to Tenant’s usage or nonusage of other unit(s) serving the Premises, or of the applicable unit during other periods of the Term). “Standard charges” means the rate that Landlord may reasonably establish from time to time.
3.Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning and lavatory purposes, Landlord may, in its discretion, install a water meter to measure Tenant’s water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenant’s occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant’s expense. Tenant agrees to pay for water consumed, as shown on the meter and when bills are rendered, and on Tenant’s default in making that payment Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.
4.In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility.
5.Landlord shall provide janitorial services five days per week, equivalent to that furnished in comparable buildings, and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant, or by reason of any use of Premises other than exclusively as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that they exceed the refuse and rubbish usually attendant with general office usage.
6.Tenant shall have access to the Building 24 hours per day, 7 days per week, 52 weeks per year including elevator service; provided that Landlord may install access control systems as it deems advisable for the Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord’s access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees use of any access system.
7.The costs of operating, maintaining and repairing any supplemental air conditioning unit serving only the Premises shall be borne solely by Tenant. Such costs shall include all metered electrical charges as described above in this Exhibit, together with the cost, as reasonably estimated by Landlord, to supply cooling water or other means of heat dissipation for the unit. Should Tenant desire to install such a unit, the plans and specifications must be submitted in advance to Landlord and approved in writing by Landlord. Such installation shall be at Tenant's sole expense and shall include installation of a separate meter for the operation of the unit. Landlord may require Tenant to remove at Lease expiration any such unit installed by or for Tenant and to repair any resulting damage to the Premises or Building.

EXHIBIT D
TENANT’S INSURANCE
The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.
1.Tenant shall maintain, at its sole cost and expense, during the entire Term: (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, on a policy form that is at least as broad as Insurance Service Office (ISO) CGL 00 01 (if alcoholic beverages are sold on the Premises, liquor liability shall be explicitly covered), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit per occurrence for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 each accident and each disease; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Alterations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover not less than 8 months of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.
2.All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than five (5) days after the expiration of the coverage.
3.Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds. Tenant’s policies described in Subsections 1 (ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives. Tenant also waives its right of recovery for any deductible or retained limit under same policies enumerated above. Tenant shall not cancel or reduce the coverage provided by the policy without first giving Landlord 30 days prior written notice. Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.
NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

EXHIBIT E
RULES AND REGULATIONS
The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.
1.The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises. Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture other personal property in such area without the prior written approval of Landlord.
2.Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.
3.Tenant shall, at its expense, be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises.
4.No antenna or satellite dish shall be installed by Tenant without the prior written agreement of Landlord.
5.The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. Interior of the Premises visible from the exterior must be maintained in a visually professional manner and consistent with a first class office building. Tenant shall not place any unsightly items (as determined by Landlord in its reasonable discretion) along the exterior glass line of the Premises including, but not limited to, boxes, and electrical and data cords. No awnings shall be permitted on any part of the Premises.
6.The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous notice to, Landlord. No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator (if available) designated by Landlord unless approved in writing by Landlord.
7.Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.
8.Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

9.Tenant shall not install equipment requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written approval from Landlord.
10.Tenant shall not use space heaters within the Premises.
11.Tenant shall not do or permit anything to be done in the Premises, except for the Permitted Use, or bring or keep anything in the Premises, which shall in any way increase the insurance on the Building, or on the property kept in the Building, or interfere with the rights of other tenants, or conflict with any government rule or regulation.
12.Tenant shall not use or keep any foul or noxious gas or substance in the Premises.
13.Tenant shall not permit the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants.
14.Tenant shall not permit any pets or animals in or about the Building. Bona fide service animals are permitted provided such service animals are pre-approved by Landlord, remain under the direct control of the individual they serve at all times, and do not disturb or threaten others.
15.Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.

16.Smoking tobacco, including via personal vaporizers or other electronic cigarettes, anywhere within the Premises, Building or Project is strictly prohibited except that smoking tobacco may be permitted outside the Building and within the Project only in areas designated by Landlord. Smoking, vaping, distributing, growing or manufacturing marijuana or any marijuana derivative anywhere within the Premises, Building or Project is strictly prohibited.
17.Tenant shall not install an aquarium of any size in the Premises unless otherwise approved by Landlord.
18.Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.
19.Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.
20.Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

EXHIBIT F
PARKING
Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking. Tenant shall not use more parking spaces than such number, except as provided herein. In addition to the parking set forth in Item 11 of the Basic Lease Provisions, Tenant shall have the right to use, on a non-exclusive basis, twenty (20) electric vehicle parking stations (i.e., 10 dual head stations) serving the Premises, which shall be installed and ready for Tenant’s use prior to the Commencement Date. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than a forty-eight (48) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless determined to be caused by the negligence or willful misconduct of Landlord. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; after the expiration of the initial 123-month Term of the Lease, to enforce parking charges (by operation of meters or otherwise); provided Landlord is then generally enforcing parking changes throughout the Project; and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas. Tenant shall not assign or sublet any of the vehicle parking spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.

EXHIBIT G
ADDITIONAL PROVISIONS
1.TENANT’S SECURITY SYSTEM. Subject to the terms of this Lease, including, without limitation Section 7.3 of this Lease, Tenant may, at its own expense, install its own security system (“Tenant’s Security System”) in the Premises, provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security is compatible with Landlord’s security system and the Building’s systems and equipment and to the extent that Tenant’s Security System is not compatible with Landlord’s security system and the Building systems equipment, Tenant shall not be entitled to install or operate it (and Tenant shall not actually install or operate Tenant’s Security System unless Tenant has obtained Landlord’s approval of such compatibility in writing prior to such installation or operation). Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System.
2.MONUMENT SIGNAGE. Tenant shall have the right to install non-exclusive signage on one slot of the Building monument as shown on Exhibit G-1 hereto, which signage shall consist only of the name “eHealth” or “eHealthInsurance Services” and associated marks and logos. The type, location and design of such signage shall be subject to the prior written approval of Landlord and the City of Santa Clara, and shall be consistent with Landlord's signage criteria for the Project. Fabrication, installation, insurance, and maintenance of such signage shall be at Tenant’s sole cost and expense. Tenant understands and agrees that it shall use Landlord’s designated contractor for installing the monument signage. Should Tenant fail to have the monument signage installed by September 1, 2019, then Tenant’s right to install same thereafter shall be deemed null and void. Except for the foregoing, no sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Premises without prior consent of Landlord. Tenant’s signage right shall belong solely to EHEALTHINSURANCE SERVICES, INC., a Delaware corporation, and may not be transferred or assigned (except in connection with an assignment of this Lease in connection with a Permitted Transfer as described in Section 9.2) without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion. In no event shall the name of such assignee to be placed on such signage be an "Objectionable Name", as that term is defined below. The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building as a first-class office building, or which would otherwise reasonably offend a landlord of comparable buildings. In the event Tenant, exclusive of any subtenant(s), fails to occupy at least 50% of the Premises, then Tenant shall, within thirty (30) days following notice from Landlord, remove the monument signage at Tenant’s expense. Tenant shall also remove such signage promptly following the expiration or earlier termination of the Lease. Any such removal shall be at Tenant’s sole expense, and Tenant shall bear the cost of any resulting repairs to the monument that are reasonably necessary due to the removal.
3.DELIVERY; GOOD WORKING ORDER WARRANTY. When Landlord delivers possession of the Premises to Tenant, the Premises shall be clean and free of debris. Landlord warrants to Tenant that the windows and seals, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and all plumbing, electrical systems and other Building systems serving the Building and the Premises (collectively, the “Building Systems”), and the roof shall be watertight and the structural components of the Building, shall be in good operating condition as of the Commencement Date of this Lease. Notwithstanding anything in this Lease to the contrary, provided that Tenant shall notify Landlord that the Building Systems are not in good operating condition within 6 months following the Commencement Date, then Landlord shall, promptly after receipt of such notice from Tenant setting forth the nature and extent of such noncompliance, rectify same at Landlord’s sole cost and expense and not as part of the Operating Expenses described in Exhibit B of this Lease.
5.     RIGHT TO EXTEND. Provided that Tenant is not in Default under any provision of this Lease at the time of exercise of the extension right granted herein, and provided further that Tenant has not assigned any of its interest in this Lease or sublet more than fifty percent (50%) of the Floor Area of the Premises (in the aggregate), except in connection with a Permitted Transfer of this Lease to an Affiliate as described in Section 9.2 hereof, Tenant may extend the Term of this Lease for one period of 60 months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months nor more than 12 months prior to the expiration date of the Term, Tenant’s written notice of its

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irrevocable commitment to extend (the “Commitment Notice”). Should Tenant fail timely to deliver the Commitment Notice, then this extension right shall thereupon lapse and be of no further force or effect.
The Basic Rent payable under the Lease during the extension of the Term shall be at the prevailing market rental rate (including periodic adjustments) for comparable and similarly improved office space in the Santa Clara submarket (the “Prevailing Rate”). In the event that the parties are not able to agree on the Prevailing Rate within 120 days prior to the expiration date of the Term, then either party may elect, by written notice to the other party, to cause said rental, including subsequent adjustments, to be determined by appraisal as follows.
Within 10 days following receipt of such appraisal election, the parties shall attempt to agree on an appraiser to determine the Prevailing Rate. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the Prevailing Rate. Should each of the parties timely designate an appraiser, than the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental value of the Premises. Any appraiser designated hereunder shall have an M.A.I. certification or equivalent with not less than 5 years experience in the valuation of commercial office buildings in the vicinity of the Project.
Within 10 days following the selection of the appraiser, Landlord and Tenant shall each submit in writing to the appraiser its determination of the rental rate for the extension period (respectively, the “Landlord’s Determination” and the “Tenant’s Determination”). Should either party fail timely to submit its rental determination, then the determination of the other party shall be conclusive and binding on the parties. The appraiser shall not disclose to either party the rental determination of the other party until the expiration of that 10 day period or, if sooner, the appraiser’s receipt of both the Landlord’s Determination and the Tenant’s Determination.
Within 30 days following the selection of the appraiser and such appraiser’s receipt of the Landlord’s Determination and the Tenant’s Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects Prevailing Rate for the Premises, as reasonably extrapolated to the commencement of the extension term. Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In determining such value, the appraiser shall first consider rental comparables for the Building and the Project, provided that if adequate comparables do not exist then the appraiser may consider transactions involving similarly improved space owned by Landlord or its affiliates in the vicinity with appropriate adjustments for differences in location and quality of project. In no event shall the appraiser attribute factors for brokerage commissions to reduce said fair market rental. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be shared equally by both parties.
Within 20 days after the determination of the Prevailing Rate, Landlord shall prepare an appropriate amendment to this Lease in a commercially reasonable form for the extension period, and Tenant shall execute and return same to Landlord within 20 days after Tenant’s receipt of same. Should the Prevailing Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.
If Tenant fails to timely comply with any of the provisions of this paragraph, Tenant’s right to extend the Term may, at Landlord’s election and in addition to any other remedies that may be available to Landlord, be extinguished, in which event the Lease shall automatically terminate as of the initial expiration date of the Term. Any attempt to assign or transfer any right or interest created by this Section to other than an Affiliate shall be void from its inception. Tenant shall have no other right to extend the Term beyond the single 60 month extension created by this Section. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this paragraph. Tenant’s right to extend is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of

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first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof. Time is specifically made of the essence in this Section.
6.MEETING ROOM. Landlord currently provides a meeting room in the Project which is capable of accommodating groups of people for use by Building tenants (including Tenant) on a reserved basis (the “Meeting Room”). Tenant shall, subject to availability, have the use of the Meeting Room subject to Landlord’s procedures and its reasonable and customary charges. The use of the Meeting Room shall be subject to the reasonable rules and regulations (including rules regarding hours of use and priorities for the tenants of the particular building in which a Meeting Room is located, set up and clean up charges, etc.) established from time to time by Landlord for the Meeting Room. Landlord and Tenant acknowledge that the terms and provisions of Section 10.2 (Tenant’s Indemnity) of the Lease shall apply to Tenant’s use of the Meeting Room. Further, Landlord shall have no liability whatsoever with respect to the existence, condition or availability of the Meeting Room nor shall Landlord have any obligation whatsoever to enforce or make reservations thereof, and Tenant hereby expressly waives all claims against Landlord with respect to the same. No expansion, contraction, elimination, unavailability or modification of the Meeting Room, and no termination of or interference with Tenant’s rights to the Meeting Room, shall entitle Tenant to an abatement or reduction in rent or constitute a constructive eviction or an event of default by Landlord under this Lease. Tenant’s right to use the Meeting Room shall belong solely to Tenant (and to any Permitted Transferee) and may not be transferred or assigned without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion. Landlord will not grant any other tenant in the Building or the Project the exclusive right to use the Meeting Room.
7.FITNESS CENTER. Provided: (a) Tenant is not in Default under any provision of this Lease, which Default is then continuing, and (b) Tenant’s employees execute Landlord’s standard waiver of liability form, then Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center located at the Project as of the date of this Lease (“Fitness Center”) on the terms and conditions herein provided. No separate charges shall be assessed to Fitness Center Users for the use of the Fitness Center (with the exception of towel/laundry fees) during the Term of this Lease, provided, however, that the costs of operating, maintaining and repairing the Fitness Center shall be included as part of Operating Expenses. The use of the Fitness Center by the Fitness Center Users shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.3 of the Lease and shall apply to Tenant and the Fitness Center User’s use of the Fitness Center. Landlord shall have the right, in Landlord’s reasonable discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction, elimination or modification of the Fitness Center shall entitle Tenant to an abatement or reduction in Basic Rent, constitute a constructive eviction, or result in an event of default by Landlord under this Lease. Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or its employees or agents arising as a result of the use of the Fitness Center, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action, except to the extent of the gross negligence or willful misconduct of Landlord, its agents or any and all affiliates of Landlord in connection with the foregoing. It is the intention of Tenant with respect to the Fitness Center to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence. Tenant’s right to use the Fitness Center shall belong solely to Tenant (and to any Permitted Transferee) and may not be transferred or assigned without Landlord’s prior written consent, which may be withheld by Landlord in Landlord’s sole discretion. Landlord will not grant any other tenant in the Building or the Project the exclusive right to use the Fitness Center.

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EXHIBIT H
LANDLORD DISCLOSURES
None

EXHIBIT I
IRREVOCABLE STANDBY LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________
ISSUE DATE: ______________, 2018
ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054
BENEFICIARY:
AUGUSTINE BOWERS LLC
550 NEWPORT CENTER DRIVE
NEWPORT BEACH, CA 92660
ATTN: SENIOR VICE PRESIDENT FINANCE
OFFICE PROPERTIES

APPLICANT:
EHEALTHINSURANCE SERVICES, INC.
440 E. MIDDLEFIELD ROAD
MOUNTAIN VIEW, CA 94043
AMOUNT: US $1,459,214.00 (ONE MILLION FOUR HUNDRED FIFTY NINE THOUSAND TWO HUNDRED FOURTEEN AND 00/100 U.S. DOLLARS)
EXPIRATION DATE: __________, 2019 [ONE YEAR FROM LC ISSUE DATE]
LOCATION:          SANTA CLARA, CALIFORNIA
DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT
“A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:
1.THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2.BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:
“THE “LANDLORD” UNDER THE LEASE PURSUANT TO WHICH THIS LETTER OF CREDIT WAS ISSUED IS AUTHORIZED TO DRAW UPON THIS LETTER OF CREDIT IN THE
AMOUNT OF THE ACCOMPANYING DRAFT ACCORDING TO THE TERMS OF ITS LEASE AGREEMENT WITH THE ACCOUNT PARTY AS “TENANT”.”
PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.
ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY
DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”
________________________________________               ________________
    APPLICANT’S SIGNATURE(S)                DATE

1

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JANUARY 31, 2029. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.
THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTN: GLOBAL TRADE FINANCE, STANDBY LETTER OF CREDIT NEGOTIATION SECTION.
WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.
SILICON VALLEY BANK
__[BANK USE]_______________ _____[BANK USE]__________
AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE
ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY
DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”
________________________________________               ________________
    APPLICANT’S SIGNATURE(S)                DATE

2

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY
DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”
________________________________________               ________________
    APPLICANT’S SIGNATURE(S)                DATE

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EXHIBIT A

      DATE: _______________                         REF. NO. ___________________

     AT SIGHT OF THIS DRAFT

     PAY TO THE ORDER OF                US$_________________

     US DOLLARS _____________________________________________________________________

       DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
       LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________

     TO: SILICON VALLEY BANK
      3003 TASMAN DRIVE                _______________________________
      SANTA CLARA, CA 95054           (BENEFICIARY'S NAME)

                           ............................................................... Authorized Signature

GUIDELINES TO PREPARE THE DRAFT
1.DATE: ISSUANCE DATE OF DRAFT.
2.REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.US$: AMOUNT OF DRAWING IN FIGURES.
5.USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.
IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT ______________.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY
DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”
________________________________________               ________________
    APPLICANT’S SIGNATURE(S)                DATE

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EXHIBIT B
TRANSFER FORM
DATE: ____________________
TO: SILICON VALLEY BANK 3003 TASMAN DRIVE               RE: IRREVOCABLE STANDBY LETTER OF CREDIT SANTA CLARA, CA 95054 NO. _____________ ISSUED BY ATTN:INTERNATIONAL DIVISION. SILICON VALLEY BANK, SANTA CLARA STANDBY LETTERS OF CREDIT     L/C AMOUNT: ___________________
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
_________________________________________________________________________________________
(NAME OF TRANSFEREE)
_________________________________________________________________________________________ (ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.
SINCERELY,

_____________________________ (BENEFICIARY’S NAME _____________________________ (SIGNATURE OF BENEFICIARY) _____________________________ (NAME AND TITLE)
SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
_________________________________________________
(Name of Bank) _________________________________________________
(Address of Bank) _________________________________________________
(City, State, ZIP Code) _________________________________________________ (Authorized Name and Title) _________________________________________________ (Authorized Signature)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY
DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”
________________________________________               ________________
    APPLICANT’S SIGNATURE(S)                DATE

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ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY
DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”
________________________________________               ________________
    APPLICANT’S SIGNATURE(S)                DATE

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EXHIBIT X
WORK LETTER
DOLLAR ALLOWANCE [SECOND GENERATION SPACE]
The Tenant Improvement work (herein “Tenant Improvements”) shall consist of any work required to complete the Premises pursuant to plans and specifications approved by both Landlord and Tenant. All of the Tenant Improvement work shall be performed by a contractor selected by Landlord, and Landlord may require that one or more designated subtrades be union contractors. The Tenant Improvements shall be performed in accordance with the procedures and requirements set forth below.
I.ARCHITECTURAL AND CONSTRUCTION PROCEDURES
A.Tenant and Landlord shall approve both (i) a detailed space plan for the Premises, prepared by AAI, the architect engaged by Landlord for the work described herein (“Landlord’s Architect”), which includes interior partitions, ceilings, interior finishes, interior office doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements (“Preliminary Plan”), and (ii) an estimate, prepared by the contractor engaged by Landlord for the work herein (“Landlord’s Contractor”), of the cost for which Landlord will complete or cause to be completed the Tenant Improvements (“Preliminary Cost Estimate”). To the extent applicable, the Preliminary Plan shall include Landlord’s building standard tenant improvements, materials and specifications for the Project. Tenant shall approve or disapprove each of the Preliminary Plan and the Preliminary Cost Estimate by signing copies of the appropriate instrument and delivering same to Landlord within 5 business days of its receipt by Tenant. If Tenant disapproves any matter, Tenant shall specify in detail the reasons for disapproval and Landlord shall attempt to modify the Preliminary Plan and the Preliminary Cost Estimate to incorporate Tenant’s suggested revisions in a mutually satisfactory manner; provided that in no event shall Tenant have the right to request changes or additions to the Preliminary Plan for the purpose of utilizing any unused portion of the Landlord Contribution (as defined below). Landlord and Tenant hereby approve the space plan prepared by AAI dated 02/15/18, most recently revised 04/16/18, a copy of which is attached hereto as Schedule 1 to this Exhibit X. Notwithstanding anything in the Lease to the contrary, Landlord hereby acknowledges and agrees that the Tenant Improvements as shown on the space plan attached hereto as Schedule 1 to this Exhibit X shall not be subject to removal upon the expiration or earlier termination of the Lease.
B.Promptly following the request of either Landlord or Landlord’s architect (which requests may come from time-to-time during the design and construction period), Tenant shall provide in writing to Landlord or Landlord’s Architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant’s final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant’s equipment, and details of all other non-building standard improvements to be installed in the Premises (collectively, “Programming Information”). Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete. The parties recognize that the process described in Sections I.A and I.B above is scheduled to be complete on or before May 30, 2018 and, in order to complete such process by such date, Tenant will be entitled to make changes to the foregoing without such changes constituting Tenant Delay (as defined below) only so long as such changes are made prior to April 30, 2018.
C.Upon Tenant’s approval of the Preliminary Plan and Preliminary Cost Estimate and delivery of the complete Programming Information, Landlord’s Architect and engineers shall prepare and deliver to the parties working drawings and specifications for the

1

Tenant Improvements based on the Preliminary Plan (“Working Drawings and Specifications”), and Landlord’s Contractor shall prepare a final construction cost estimate (“Final Cost Estimate”) for the Tenant Improvements in conformity with the Working Drawings and Specifications. Tenant shall have 5 business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate, subject to Tenant’s right to request a Change pursuant to Section I.D below. Should Tenant disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. The parties shall confer and negotiate in good faith to reach an agreement on revisions to the Working Drawings and Specifications, and the Final Cost Estimate as a consequence of such revisions. Any revision so requested by Tenant and accepted by Landlord shall be incorporated by Landlord’s Architect into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall approve or disapprove the same in writing within 5 business days of receipt without further revision.
D.In the event that Tenant subsequently requests in writing a revision in the approved Working Drawings and Specifications approved by the parties pursuant to Section I.C above (a “Change”), then provided such Change is acceptable to Landlord, Landlord shall advise Tenant by written change order (a “Change Order”) as soon as is practical of any net cost increase in the Completion Cost above the Final Cost Estimate (taking into account any cost savings attributable to such Change Order together with previous Change Orders) and the amount of any Tenant Delay such Change would cause. Tenant shall approve or disapprove such Change Order and Tenant Delay, if any, in writing within 2 business days following its receipt from Landlord. Tenant’s approval of a Change shall be accompanied by Tenant’s payment of any resulting increase in the Completion Cost in excess of the amount of the “Landlord Contribution” as defined below. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant Improvement work pending Tenant’s approval of a Change Order. In no event shall Landlord have the right to make any material revisions to the Workings Drawings and Specifications without Tenant’s prior written consent, which consent shall not be unreasonably withheld or delayed.
E.It is understood that the Preliminary Plan and the Working Drawings and Specifications, together with any Changes thereto, shall be subject to the prior approval of Landlord. Landlord shall identify any disapproved items within 3 business days (or 2 business days in the case of Changes) after receipt of the applicable document. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the Landlord Contribution, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord.
F.Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within 5 business days following Tenant's receipt thereof), requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date of this Lease shall be deemed to have occurred for all purposes, including without limitation Tenant's obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays. Notwithstanding the foregoing, except for failure to meet specified time deadlines, and except for Tenant Delays specified in Landlord’s response to Change Order requests accepted by Tenant, a Tenant Delay shall not be deemed to have occurred unless Landlord has provided notice (which may be by electronic mail to Tenant’s Representative notwithstanding any notice provisions or requirements in the Lease to the contrary) to Tenant specifying that a Tenant Delay shall be deemed to have occurred because of actions, inaction or circumstances specified in the notice in reasonable detail. If such actions, inaction or circumstances are not cured by Tenant within two (2) business days after receipt of such

2

notice (“Count Date”), and if such actions, inaction or circumstances otherwise qualify as a Tenant Delay, then a Tenant Delay shall be deemed to have occurred commencing as of the Count Date. Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within 5 business days thereafter, of Tenant's election to contest same pursuant to Section 14.7 of the Lease. Pending the outcome of such proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.
G.Landlord shall permit Tenant and its agents to enter the Premises for at least twenty-one (21) days prior to the Commencement Date of the Lease in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord’s prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Landlord’s representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant’s contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon 24 hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors and subcontractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay Rent, Operating Expenses or utilities used during Business Hours unless Tenant commences business activities within the Premises. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the Premises extend the Commencement Date.
H.Tenant hereby designates Kevin Brown, Telephone No. (707) 330-0307, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.
II.COST OF TENANT IMPROVEMENTS
A.Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the approved Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs (“Completion Cost”) as incurred a maximum of $2,436,900.00 (“Landlord Contribution”), based on $75.00 per rentable square foot of the Premises. Tenant shall pay the difference between the Final Cost Estimate and Landlord’s Contribution, if any, plus any costs due to Tenant Delays as specified in this Work Letter and any net increases above the Final Cost Estimate as set forth in approved Change Orders, to the extent such Tenant Delay costs or Change Order costs exceed the Landlord’s Contribution. The amounts to be paid by Tenant for the Tenant Improvements pursuant to this Section II.A are sometimes cumulatively referred to herein as the “Tenant’s Contribution”. Notwithstanding anything to the contrary herein, in no event shall Tenant’s Contribution exceed the sum of (i) the Final Cost Estimate and (ii) any net increases above the Final Cost Estimate as set forth in approved Change Orders or due to Tenant Delays, subject to Section I.C above. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply the savings toward additional work. The Tenant Improvements shall be constructed by Landlord in accordance with all rules, regulations, codes, ordinances, statutes, and laws of any governmental or

3

quasigovernmental authority in effect as of the date of the issuance of the applicable building permit(s) therefor, and in a good and workman-like manner using material and equipment of new and otherwise of good quality. Landlord shall use commercially reasonable efforts to obtain standard warranties on the Tenant Improvements that Tenant is responsible for maintaining under the Lease and shall assign to Tenant, or otherwise cooperate to make available to Tenant the benefit of, all such warranties.
B.The Completion Cost shall include all direct costs of Landlord in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, (iii) costs of all materials incorporated into the work or used in connection with the work (excluding any furniture, fixtures and equipment relating to the Premises), and (iv) keying and signage costs. The Completion Cost shall not include (a) costs for improvements which are not shown on or described in the Drawings and Specifications unless otherwise approved by Tenant; (b) costs incurred due to the presence of Hazardous Materials in the Project or surrounding area; (c) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; or (d) interest and other costs of financing construction costs. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord in the amount of 3% of the Landlord Contribution.
C.Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord the amount of the Tenant Contribution set forth in the approved Final Cost Estimate. If Tenant defaults beyond applicable cure periods in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant’s failure to pay rent under the Lease.

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SCHEDULE 1
PRELIMINARY PLAN

1 SPACE PLAN – SECOND FLOOR

aai

East Bay

eHealth

2025 AUGUSTINE DRIVE
SANTA CLARA, CA
SECOND FLOOR

IRVINE COMPANY
OFFICE PROPERTIES

| REV. | DATE | DESCRIPTION | BY |
|---|---|---|---|
| | [illegible] | TEST FIT | [illegible] |
| | [illegible] | CLIENT REVISION | [illegible] |
| | [illegible] | CLIENT REVISION | [illegible] |
| | [illegible] | CLIENT REVISION | [illegible] |
| | [illegible] | CLIENT REVISION | [illegible] |

NOT FOR
CONSTRUCTION

SPACE PLAN
SECOND FLOOR

SP-2

EXHIBIT Y
PROJECT DESCRIPTION

FIRST AMENDMENT TO LEASE
I.PARTIES AND DATE.
This Amendment to Lease (“Amendment”) dated August 15, 2019, is by and between AUGUSTINE BOWERS LLC, a Delaware limited liability company (“Landlord”), and EHEALTHINSURANCE SERVICES, INC., a Delaware corporation (“Tenant”).
II.RECITALS.
Landlord and Tenant entered into an office space lease, dated April 25, 2018 (“Lease”) for space consisting of approximately 32,492 rentable square feet known as Suite No. 201 (“Premises”) in the building located at 2625 Augustine Drive, Santa Clara, California (“Building”).
Landlord and Tenant each desire to modify the Lease to add approximately 13,165 rentable square feet of consisting of Suite No. 101 and a portion of Suite No. 150 on the first floor of the Building (“Expansion Space”), adjust the Basic Rent, and make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III.MODIFICATIONS.
A.     Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:
1.Effective as of the Commencement Date for the Expansion Space (defined below), Item 2 shall be amended by adding “Suites 101 and 150” to the Premises.
2.Item 3 is hereby deleted and replaced with the following:
“3. Use of Premises: General office, software research and development, training, customer support, and related ancillary legal uses.”
3.Item 4 is hereby amended by adding the following:
     “Commencement Date for the Expansion Space: April 15, 2020”
4.Effective as of the Commencement Date for the Expansion Space, Item 6 shall be amended by adding the following for the Expansion Space:

Months of Term or Period for Expansion Space	Monthly Rate Per Rentable Square Foot for Expansion Space	Monthly Basic Rent for Expansion Space (rounded to the nearest dollar)
4/15/20 – 4/30/20	$3.90	$27,383
5/1/20 – 7/31/20	$3.90	$51,344
8/1/20 – 7/31/21	$4.02	$52,923
8/1/21 – 7/31/22	$4.14	$54,503
8/1/22 – 7/31/23	$4.26	$56,083
8/1/23 – 7/31/24	$4.39	$57,794
8/1/24 – 7/31/25	$4.52	$59,506
8/1/25 – 7/31/26	$4.66	$61,349
8/1/26 – 7/31/27	$4.80	$63,192
8/1/27 – 7/31/28	$4.94	$65,035
8/1/28 – 3/31/29	$5.09	$67,010
5.Notwithstanding the foregoing, Tenant shall commence payment of Tenant’s Share of Operating Expenses with respect to the Expansion Space on January 15, 2020 and Tenant shall commence payment of any separately metered utilities consumed in the Expansion Space (that are not included in Operating Expenses) on August 15, 2019.
6.Effective as of the Commencement Date for the Expansion Space, Item 8 shall be amended by adding “and the Expansion Space comprising approximately 13,165 rentable square feet.”
7.Effective as of the Commencement Date for the Expansion Space, Item 11 shall be deleted and replaced with the following:
“11. Parking: 150 parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.”

B.Commencement Date. As used herein, the “Commencement Date for the Expansion Space” shall occur on April 15, 2020 (regardless of whether the Expansion Space is “ready for occupancy” (as defined in the Lease)). Notwithstanding the foregoing, Landlord shall deliver exclusive possession of the Expansion Space to Tenant on the date the Expansion Space is deemed “ready for occupancy” and Tenant shall have the right to use and access the Expansion Space from and after that date for all purposes permitted under the Lease. Any such use of the Expansion Space prior to the Commencement Date for the Expansion Space shall not accelerate the Commencement Date for the Expansion Space, but be subject to all of the terms and conditions of the Lease other than the payment of Rent (except as provided in Section III. A. 5. above).
C.Floor Plan of Premises. Effective as of the Commencement Date for the Expansion Space, Exhibit A attached to the Lease shall be added to Exhibit A of the Lease, and all references to the “Premises” in the Lease shall be deemed to include the “Expansion Space.”
D.AS IS. Tenant agrees to accept possession of the Expansion Space in its then as-is state and condition, but subject to the terms and conditions of this Amendment.
E.Exhibit G-1. Exhibit G-1 attached hereto is hereby attached to and made a part of the Lease.
F.Charging Station Landlord will designate one dual-head electric vehicle charging station (“Charging Station”) (1 stall) for the exclusive use by Tenant and its employees, as shown on Exhibit G-1 attached hereto. The use of the Charging Station shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord. Landlord and Tenant acknowledge that the use of the Charging Station shall be at their own risk and that the terms and provisions of Section 10.3 of the Lease shall apply to Tenant. Notwithstanding the foregoing, if at any time Landlord reasonably determines that charging stations are generally no longer provided by other landlords of first class office projects in the vicinity of the Project, then Landlord shall have no further obligation to continuously operate and maintain the Charging Stations in the Project. Landlord shall not be liable for any causes of action for personal injury or property damage occurring to Tenant or its employees or agents arising as a result of the use of the Charging Station, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action.
G.Additional Security Deposit. Within 30 days following Tenant’s execution and delivery of this Amendment, Tenant shall deliver the sum of $346,764 (“Additional Security Deposit”) to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease. Subject to the remaining terms of this Section 4.3, Tenant shall have the right to reduce the amount of the Security Deposit by the amount of $57,794 on the commencement of each of the 13th, 25th, 37th, 49th, 61st full calendar months after the Commencement Date for the Expansion Space; provided, however, that each such reduction shall be conditioned upon (i) Tenant shall not have been in Default in the payment of Basic Rent or additional rent under this Lease, (ii) as of the date of Tenant’s request and as of the effective date of the proposed reduction, no Default shall exist and no event or circumstance shall have occurred, which with the passage of time or giving of notice, could constitute a Default under this Lease, (iii) [Intentionally Omitted], and (iv) Tenant shall have provided Landlord with a “Security Reduction Notice” (as defined in Section 4.3 of the Lease) not later than 45 days prior to the proposed effective date of the reduction in the amount of the Additional Security Deposit. Each reduction in the Additional Security Deposit shall be subject to the terms of the last paragraph of Section 4.3 of the Lease. The Provisions of Section 4.4 of the Lease shall apply as to the Additional Security Deposit such that Tenant may provide a letter of credit for the

Additional Security Deposit in accordance with the terms and conditions of Section 4.4 of the Lease within 30 days following Tenant’s execution and delivery of this Amendment.
H.Tenant Improvements. Landlord hereby agrees to complete the Tenant Improvements for the Expansion Space in accordance with the provisions of Exhibit X, Work Letter, attached hereto. Notwithstanding anything in the Lease or this Amendment to the contrary, Landlord hereby acknowledges and agrees that the Tenant Improvements installed in the Expansion Space pursuant to the Work Letter shall not be subject to removal upon the expiration or earlier termination of the Lease except to the extent such Tenant Improvements are (a) inconsistent with general office improvements in projects comparable to the Project or (b) in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with general office improvements and Landlord notifies Tenant of such removal requirement concurrently with Landlord review and approval of the Preliminary Plans pursuant to Section I.A. of the Work Letter.
I.Contingency. The Expansion Space is currently subject to a Lease (“Other Lease”) between Landlord and VERITAS TECHNOLOGIES LLC (“Other Tenant”). Tenant understands and agrees that the effectiveness of this Amendment is contingent upon the mutual execution by Landlord and Other Tenant of an amendment to the Other Lease pursuant to which the Other Lease is terminated with respect to the Expansion Space on such terms and conditions as may be acceptable to Landlord in its sole and absolute discretion (the “Other Lease Termination Amendment”). If the Other Lease Termination Amendment has not been executed and delivered on or before August 15, 2019, either party may in its sole discretion, terminate this Amendment upon written notice to the other party without further obligation or liability and Landlord shall promptly return the Additional Security Deposit to Tenant.
IV.GENERAL.
A.Effect of Amendments. The Lease shall remain in full force and effect and unmodified except to the extent that it is modified by this Amendment.
B.Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.
C.Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
D.Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, Tenant represents and warrants that each individual executing this Amendment on its behalf is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms. Landlord represents that it has obtained any required consent of its Mortgagee to this Amendment.
E.Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.
F.California Certified Access Specialist Inspection. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises." If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the "CASp Report") and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in this Lease. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.
V.     EXECUTION

Landlord and Tenant executed this Amendment on the date as set forth in "I, PARTIES AND DATE." above.

LANDLORD	TENANT
AUGUSTINE BOWERS LLC, a Delaware limited liability company	EHEALTHINSURANCE SERVICES, INC., a Delaware corporation
By: /s/ Steven M. Case	By:/s/ David K. Francis
Steven M. Case Executive Vice President	Printed Name: David K. Francis Title: COO/CFO

By: /s/ George I. Meyer	By: /s/ Scott Giesler
George I. Meyer Vice President, Operations	Scott Giesler SVP and General Counsel

/SH/	/LR/

ACKNOWLEDGEMENT OF GUARANTOR

The undersigned, as Guarantor under that certain Guarantee of Lease dated April 25, 2018, do hereby acknowledge and agree that the provisions of said Guarantee shall remain in full force and effect as to the obligations of Tenant under the Lease, as amended herein. The undersigned Guarantor acknowledge that Landlord would not have executed this Amendment without this acknowledgment and agreement on the part of the undersigned Guarantor.

GUARANTOR:

EHEALTH, INC.,
a Delaware corporation

By: /s/ David K. Francis
Printed Name David K. Francis
Title COO

By: /s/ Derek Yung
Printed Name Derek Yung
Title CFO

EXHIBIT A
EXPANSION SPACE
The “Expansion Space” is designated in green in the diagrams below.

EXHIBIT G-1
CHARGING STATION

VAN
VAN
EV
EV
EV
EV
S4
R
EV ACC
EV
EV
EV VAN
EV AMB
EV AMB
R1
R2
R3
Public EV Stalls
eHealth EV Stall
Upwork EV Stalls
Veritas EV Stalls

EXHIBIT X
WORK LETTER
DOLLAR ALLOWANCE [SECOND GENERATION SPACE]
The Tenant Improvement work (herein “Tenant Improvements”) shall consist of any work required to complete the Expansion Space pursuant to plans and specifications approved by both Landlord and Tenant. All references in this Exhibit to the “Premises” shall be deemed to refer only to the Expansion Space.
All of the Tenant Improvement work shall be performed by a contractor engaged by Landlord. Landlord may require that one or more designated subtrades be union contractors. The work shall be undertaken in accordance with the procedures and requirements set forth below.
I.ARCHITECTURAL AND CONSTRUCTION PROCEDURES
A.Tenant has approved, or shall approve within the time period set forth below, a detailed space plan for the Premises, prepared by Nelson Worldwide (“Landlord’s Architect”), which includes interior partitions, ceilings, interior finishes, interior office doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements (“Preliminary Plan”), and (ii) an estimate, prepared by the contractor engaged by Landlord for the work herein (“Landlord’s Contractor”), of the cost for which Landlord will complete or cause to be completed the Tenant Improvements (“Preliminary Cost Estimate”). To the extent applicable, the Preliminary Plan shall include Landlord’s building standard tenant improvements, materials and specifications for the Project. Tenant shall approve or disapprove the Preliminary Plan by signing and delivering same to Landlord within 5 business days of its receipt by Tenant. If Tenant disapproves any matter, Tenant shall specify in detail the reasons for disapproval and Landlord shall attempt to modify the Preliminary Plan to incorporate Tenant’s suggested revisions in a mutually satisfactory manner; provided that in no event shall Tenant have the right to request changes or additions to the Preliminary Plan for the purpose of utilizing any unused portion of the Landlord Contribution (as defined below).
B.Promptly following the request of either Landlord or Landlord’s Architect (which requests may come from time-to-time during the design and construction periods), Tenant shall provide in writing to Landlord or Landlord’s Architect all specifications and information reasonably requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant’s final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant’s equipment, and details of all other non-building standard improvements to be installed in the Premises (collectively, “Programming Information”). Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

C.Upon Tenant’s approval of the Preliminary Plan and Preliminary Cost Estimate and delivery of the complete Programming Information, Landlord’s Architect and engineers shall prepare and deliver to the parties working drawings and specifications (“Working Drawings and Specifications”), and Landlord’s Contractor shall prepare a final construction cost estimate (“Final Cost Estimate”) for the Tenant Improvements in conformity with the Working Drawings and Specifications. Tenant shall have 5 business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Plan or Preliminary Cost Estimate; subject to Tenant’s right to request a Change pursuant to Section I.E below. Should Tenant disapprove the Working Drawings and Specifications and the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. The parties shall confer and negotiate in good faith to reach an agreement on revisions to the Working Drawings and Specifications, and the Final Cost Estimate as a consequence of such revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated by Landlord’s Architect into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall approve same in writing within 5 business days of receipt without further revision. .
D.It is understood that the Preliminary Plan and the Working Drawings and Specifications, together with any Changes thereto, shall be subject to the prior approval of Landlord. Landlord shall identify any disapproved items within 3 business days (or 2 business days in the case of Changes) after receipt of the applicable document. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then except to the extent of any remaining balance of the “Landlord Contribution” as described below, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord.
E.In the event that Tenant subsequently requests in writing a revision in the approved Working Drawings and Specifications (“Change”), then provided such Change is acceptable to Landlord, Landlord shall advise Tenant by written change order as soon as is practical of any increase in any net cost increase in the Completion Cost above the Final Cost Estimate (taking into account any cost savings attributable to such Change Order together with previous Change Orders). Tenant shall approve or disapprove such change order in writing within 2 business days following its receipt from Landlord.
Tenant’s approval of a Change shall be accompanied by Tenant’s payment of any resulting increase in the Completion Cost in excess of the amount of the “Landlord Contribution” as defined below. It is understood that Landlord shall have no obligation to interrupt or modify the Tenant Improvement work pending Tenant’s approval of a Change Order. In no event shall Landlord have the right to make any material revisions to the Workings Drawings and Specifications without Tenant’s prior written consent, which consent shall not be unreasonably withheld or delayed.
F.Landlord shall permit Tenant and its agents to enter the Expansion Space for at least twenty-one (21) days prior to the Commencement Date for the Expansion Space in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord’s prior written approval, and in a manner and upon terms and conditions and at times satisfactory to

Landlord’s representative. The foregoing license to enter the Expansion Space prior to the Commencement Date for the Expansion Space is, however, conditioned upon Tenant’s contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon 24 hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors and subcontractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay Rent, Operating Expenses or utilities used during Business Hours (except as provided in Section III. A. 5. of the Amendment). Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant’s risk. In no event shall the failure of Tenant’s contractors to complete any work in the Expansion Space extend the Commencement Date for the Expansion Space.
G.Tenant hereby designates Kevin Brown, Telephone No. (707) 330-0307, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.
H.It is understood that some of the Tenant Improvements may be done during Tenant’s occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage which may result during such occupancy except to the extent resulting from Landlord’s negligence or willful misconduct. Tenant further agrees that it shall be solely responsible for relocating its office equipment and furniture in the Premises in order for Landlord to complete the work in the Premises and that no rental abatement shall result while the Tenant Improvements are completed in the Premises.
II.COST OF TENANT IMPROVEMENTS
A.Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs (“Completion Cost”) as incurred a maximum of $789,900 (“Landlord Contribution”), based on $60.00 per rentable square foot of the Premises and Tenant shall be fully responsible for the remainder (“Tenant Contribution”). Tenant shall pay the difference between the Final Cost Estimate and the Landlord Contribution, if any, and any net increases above the Final Cost Estimate as set forth in approved Change Orders, to the extent such Change Order costs exceed the Landlord’s Contribution. The amounts to be paid by Tenant for the Tenant Improvements pursuant to this Section II.A are sometimes cumulatively referred to herein as the “Tenant’s Contribution”. Notwithstanding anything to the contrary herein, in no event shall Tenant’s Contribution exceed the sum of (i) the Final Cost Estimate and (ii) any net increases above the Final Cost Estimate as set forth in approved Change Orders, subject to Section I.C above. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment or to apply the savings toward additional work. The Tenant Improvements shall be constructed by Landlord in accordance with all rules, regulations, codes, ordinances, statutes, and laws of any governmental or quasigovernmental authority in effect as of the date of the issuance of the applicable building permit(s) therefor, and in a good and workman-like manner using material and equipment of new and otherwise of good quality. Landlord shall use commercially reasonable efforts to obtain standard warranties on the Tenant Improvements that Tenant is responsible for maintaining under the Lease and shall assign to Tenant, or otherwise cooperate to make available to Tenant the benefit of, all such warranties.
B.The Completion Cost shall include all direct costs of Landlord in completing the Tenant Improvements, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, (iii) costs of all materials incorporated into the work or used in connection with the work (excluding any furniture, fixtures and equipment relating to the Premises), and (iv) keying and signage costs. The Completion Cost shall not include (a) costs for improvements which are not shown on or described in the Drawings and Specifications unless otherwise approved by Tenant; (b) costs incurred due to the presence of Hazardous Materials in the
Project or surrounding area; (c) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; or (d) interest and other costs of financing construction costs. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord in the amount of 3% of all such direct costs.
C.Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord the amount of the Tenant Contribution set forth in the approved Final Cost Estimate. If Tenant defaults beyond applicable cure periods in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant’s failure to pay rent under the Lease.

EXHIBIT B
SUBLEASED PREMISES
Initial Subleased Premises:

248'-4"
52'-5"
45'-0"
28'-4"
17'-5"
64'-3"
123'-4"
66'-10"
45'-11"
45'-0"

1.12.16

Floor

1

2625 Augustine

2625 Augustine Drive
Santa Clara, CA 95054

Vacant

Suite B - Preliminary Tenant

ID	Suite USF	Corr. Ext	Total USF	Target RSF	Current RSF	LED
1-02	3,396.41	0.00	3,396.41	4,093.52		

Stevenson Systems

© Stevenson Systems Inc | 2016 | 625AU

Must Take Subleased Premises:

PRELIMINARY

6.18.19

Floor

1

**2625 Augustine**

2625 Augustine Drive
Santa Clara, CA 95054

## Vacant

Suite 150 - Preliminary Tenant

| ID | Suite USF | Corr. Ext | Total USF | RSF | Leased RSF | LED |
|---|---|---|---|---|---|---|
| 1-06 | 7,526.35 | 0.00 | 7,526.35 | 9,071.10 | | |

Stevenson Systems

© Stevenson Systems Inc | 2019 | 625AU

EXHIBIT C
REMOVED PARTITIONS

EXHIBIT D
WIRE INSTRUCTIONS

Wiring instruction

Account name: ##########
Bank name: ##########
Bank Account #: ##########
Bank Routing #: ##########
Bank address: ##########

EXHIBIT E
FURNITURE